                                                                  EXHIBIT 4(a)
                                                                  ------------


                                  $325,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                December 20, 1995


                                      among


                       United States Surgical Corporation

                  The Eligible Subsidiaries Referred to Herein

                    The Banks and Issuing Banks Party Hereto

                                NationsBank, N.A.
                             as Administrative Agent

                          The Yen Lenders Party Hereto

                              The Bank of New York
                           as Yen Administrative Agent

                                       and

                    Morgan Guaranty Trust Company of New York
                             as Documentation Agent


                                  Arranged By:

                          J.P. Morgan Securities, Inc.
                                as Lead Arranger

                               BA Securities, Inc.
                                 as Co-Arranger

                        NationsBanc Capital Markets, Inc.
                                 as Co-Arranger

                                       and

                              The Bank of New York
                                 as Co-Arranger

                                TABLE OF CONTENTS

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                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.1.   Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
SECTION 1.2.   Accounting Terms and Determinations . . . . . . . . . . . . . . .   24


                                    ARTICLE 2
                               THE DOLLAR CREDITS

SECTION 2.1.   Commitments to Lend . . . . . . . . . . . . . . . . . . . . . . .   24
SECTION 2.2.   Notice of Committed Borrowing . . . . . . . . . . . . . . . . . .   25
SECTION 2.3.   Money Market Borrowings . . . . . . . . . . . . . . . . . . . . .   25
SECTION 2.4.   Notice to Banks; Funding of Loans . . . . . . . . . . . . . . . .   30
SECTION 2.5.   Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 2.6.   Mandatory Termination of Commitments;
               Maturity of Loans . . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 2.7.   Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 2.8.   Method of Electing Interest Rates . . . . . . . . . . . . . . . .   36
SECTION 2.9.   Facility Fee  . . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 2.10.  Optional Termination or Reduction of
               Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 2.11.  Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 2.12.  Mandatory Reduction of Commitments  . . . . . . . . . . . . . . .   39
SECTION 2.13.  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 2.14.  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 2.15.  General Provisions as to Payments . . . . . . . . . . . . . . . .   48
SECTION 2.16.  Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . .   49
SECTION 2.17.  Computation of Interest, Fees and
               Commissions . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 2.18   Eligible Subsidiaries . . . . . . . . . . . . . . . . . . . . . .   50


                                    ARTICLE 3
                                 THE YEN CREDITS

SECTION 3.1.   Commitments to Lend . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 3.2.   Notice of Yen Borrowing . . . . . . . . . . . . . . . . . . . . .   51
SECTION 3.3.   Notice to Yen Lenders; Funding of Yen Loans . . . . . . . . . . .   51
SECTION 3.4.   Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 3.5.   Mandatory Termination of Yen Commitments;
               Maturity of Yen Loans . . . . . . . . . . . . . . . . . . . . . .   53
SECTION 3.6.   Method of Electing Additional Interest Periods  . . . . . . . . .   53
SECTION 3.7.   Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . .   54
SECTION 3.8.   Facility Fee . . . . . . . . . . . . . . . . . . . . . . . . . .    55

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
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SECTION 3.9.   Optional Termination or Reduction of Yen
               Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . .    56
SECTION 3.10.  Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 3.11.  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 3.12.  General Provisions as to Payments . . . . . . . . . . . . . . . .   57
SECTION 3.13.  Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . .   58
SECTION 3.14.  Computation of Interest and Fees  . . . . . . . . . . . . . . . .   59


                                    ARTICLE 4
                                   CONDITIONS

SECTION 4.1.   Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . .   59
SECTION 4.2.   Each Extension of Credit  . . . . . . . . . . . . . . . . . . . .   61
SECTION 4.3.   First Extension of Credit to Each Eligible
               Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . .    62


                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

SECTION 5.1.   Corporate Existence and Power . . . . . . . . . . . . . . . . . .   63
SECTION 5.2.   Corporate and Governmental Authorization;
               No Contravention  . . . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 5.3.   Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 5.4.   Financial Information . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 5.5.   Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
SECTION 5.6.   Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . .   64
SECTION 5.7.   Environmental Matters . . . . . . . . . . . . . . . . . . . . . .   65
SECTION 5.8.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
SECTION 5.9.   Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . .   65
SECTION 5.10.  Not an Investment Company . . . . . . . . . . . . . . . . . . . .   66
SECTION 5.11.  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .   66
SECTION 5.12.  Other Existing Debt Documents . . . . . . . . . . . . . . . . . .   66
SECTION 5.13.  No Default under Other Agreements . . . . . . . . . . . . . . . .   66
SECTION 5.14.  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . .   67


                                    ARTICLE 6
                                    COVENANTS

SECTION 6.1.   Information . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
SECTION 6.2.   Payment of Obligations  . . . . . . . . . . . . . . . . . . . . .   70
SECTION 6.3.   Maintenance of Property; Insurance  . . . . . . . . . . . . . . .   71
SECTION 6.4.   Conduct of Business and Maintenance of
               Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . .    71
SECTION 6.5.   Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . .   72
SECTION 6.6.   Inspection of Property, Books and Records  . . . . . . . . . . .    72

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SECTION 6.7.   Minimum Consolidated Net Worth  . . . . . . . . . . . . . . . . .   73
SECTION 6.8.   Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . .   73
SECTION 6.9.   Fixed Charge Coverage . . . . . . . . . . . . . . . . . . . . . .   73
SECTION 6.10.  Negative Pledge . . . . . . . . . . . . . . . . . . . . . . . . .   73
SECTION 6.11.  Investments . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
SECTION 6.12.  Dividends and Common Stock Payments . . . . . . . . . . . . . . .   75
SECTION 6.13.  Limitation on Subsidiary Debt . . . . . . . . . . . . . . . . . .   76
SECTION 6.14.  Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
SECTION 6.15.  Consolidations and Mergers  . . . . . . . . . . . . . . . . . . .   77
SECTION 6.16.  Transactions with Affiliates  . . . . . . . . . . . . . . . . . .   77
SECTION 6.17.  Prepayment of Other Debt  . . . . . . . . . . . . . . . . . . . .   78
SECTION 6.18.  Other Existing Debt Documents . . . . . . . . . . . . . . . . . .   79
SECTION 6.19.  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .   79


                                    ARTICLE 7
                                    DEFAULTS

SECTION 7.1.   Events of Default . . . . . . . . . . . . . . . . . . . . . . . .   79
SECTION 7.2.   Notice of Default . . . . . . . . . . . . . . . . . . . . . . . .   82
SECTION 7.3.   Notice of Termination . . . . . . . . . . . . . . . . . . . . . .   83


                                    ARTICLE 8
                                   THE AGENTS

SECTION 8.1.   Appointment and Authorization . . . . . . . . . . . . . . . . . .   83
SECTION 8.2.   Agents and Affiliates . . . . . . . . . . . . . . . . . . . . . .   83
SECTION 8.3.   Action by Agents  . . . . . . . . . . . . . . . . . . . . . . . .   83
SECTION 8.4.   Consultation with Experts; Attorneys in
               Fact  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
SECTION 8.5.   Liability of Agents . . . . . . . . . . . . . . . . . . . . . . .   84
SECTION 8.6.   Indemnification . . . . . . . . . . . . . . . . . . . . . . . . .   85
SECTION 8.7.   Credit Decision . . . . . . . . . . . . . . . . . . . . . . . . .   85
SECTION 8.8.   Successor Agents  . . . . . . . . . . . . . . . . . . . . . . . .   85
SECTION 8.9.   Fees of Administrative Agent and Yen
               Administrative Agent . . . . . . . . . . . . . . . . . . . . . .    86
SECTION 8.10.  Arrangers . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86


                                    ARTICLE 9
                             CHANGE IN CIRCUMSTANCES

SECTION 9.1.   Basis for Determining Dollar Interest Rate
               Inadequate or Unfair . . . . . . . . . . . . . . . . . . . . . .    86
SECTION 9.2.   Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
SECTION 9.3.   Increased Cost and Reduced Return  . . . . . . . . . . . . . . .    88
SECTION 9.4.   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90

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SECTION 9.5.   Base Rate Loans Substituted for Affected
               Fixed Rate Loans . . . . . . . . . . . . . . . . . . . . . . . .    93


                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES
                            OF ELIGIBLE SUBSIDIARIES

SECTION 10.1.  Corporate Existence and Power . . . . . . . . . . . . . . . . . .   94
SECTION 10.2.  Corporate and Governmental Authorization;
               No Contravention  . . . . . . . . . . . . . . . . . . . . . . . .   94
SECTION 10.3.  Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . .   94
SECTION 10.4.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94


                                   ARTICLE 11
                                    GUARANTY

SECTION 11.1.  The Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . .   95
SECTION 11.2.  Guaranty Unconditional  . . . . . . . . . . . . . . . . . . . . .   95
SECTION 11.3.  Discharge Only Upon Payment in Full;
               Reinstatement in Certain Circumstances . . . . . . . . . . . . .    96
SECTION 11.4.  Waiver by the Company . . . . . . . . . . . . . . . . . . . . . .   96
SECTION 11.5.  Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
SECTION 11.6.  Stay of Acceleration  . . . . . . . . . . . . . . . . . . . . . .   97


                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.1.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
SECTION 12.2.  No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
SECTION 12.3.  Expenses; Indemnification . . . . . . . . . . . . . . . . . . . .   98
SECTION 12.4.  Sharing of Set-Offs . . . . . . . . . . . . . . . . . . . . . . .   98
SECTION 12.5.  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . .   99
SECTION 12.6.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . .  100
SECTION 12.7.  Judgment Currency . . . . . . . . . . . . . . . . . . . . . . . .  102
SECTION 12.8.  Foreign Subsidiary Costs  . . . . . . . . . . . . . . . . . . . .  103
SECTION 12.9.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . .  103
SECTION 12.10. Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
SECTION 12.11. Governing Law; Submission to Jurisdiction . . . . . . . . . . . .  104
SECTION 12.12. Counterparts; Integration . . . . . . . . . . . . . . . . . . . .  105
SECTION 12.13. WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . .  105
SECTION 12.14. COMMERCIAL TRANSACTION; WAIVER OF RIGHTS . . . . . . . . . . . .   105

                             SCHEDULES AND EXHIBITS

Commitment Schedule

Yen Commitment Schedule

Pricing Schedule

Exhibit A      -      Note

Exhibit B      -      Yen Note

Exhibit C      -      Money Market Quote Request

Exhibit D      -      Invitation for Money Market Quotes

Exhibit E      -      Money Market Quote

Exhibit F      -      Opinion of Counsel for the Company

Exhibit G      -      Opinion of Special Counsel for the Documentation Agent

Exhibit H      -      Form of Election to Participate

Exhibit I      -      Form of Election to Terminate

Exhibit J      -      Opinion of Counsel for an Eligible Subsidiary

Exhibit K      -      Assignment and Assumption Agreement

Exhibit L      -      Calculation of Funding Losses

Exhibit M      -      List of Borrower's Active Subsidiaries

Exhibit N      -      List of Disclosure Documents

Exhibit O      -      List of Existing Liens Securing Debt

                                CREDIT AGREEMENT

         AGREEMENT dated as of December 20, 1995 among UNITED STATES SURGICAL CORPORATION, the ELIGIBLE SUBSIDIARIES referred to herein, the BANKS and ISSUING BANKS party hereto, NATIONSBANK, N.A., as Administrative Agent, the YEN LENDERS party hereto, THE BANK OF NEW YORK, as Yen Administrative Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent.

         WHEREAS, the Company wishes to replace its Existing Credit Agreement (as such term is defined below) with a new credit facility which allows the Company and certain of its Subsidiaries to be able (i) to borrow revolving credit loans denominated in United States Dollars in an aggregate outstanding principal amount not to exceed $300,000,000, (ii) to obtain letters of credit denominated in United States Dollars in an aggregate outstanding face amount not to exceed $50,000,000 (such letters of credit, when issued, to constitute a utilization of the revolving credit facility referred to in clause (i)) and
(iii) to borrow revolving credit loans denominated in Japanese yen in an aggregate outstanding Dollar Equivalent Amount (as such term is defined below) not to exceed $25,000,000;

         WHEREAS, the Company is willing to guarantee the obligations of its Eligible Subsidiaries under such credit facility; and

         WHEREAS, the Banks and the Yen Lenders are willing to provide such credit facility to the Company and its Eligible Subsidiaries on the terms and conditions set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

         "Adjusted CD Rate" has the meaning set forth in Section 2.7(b).

         "Adjusted Consolidated Net Income" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period minus dividends on the Company's outstanding preferred stock accrued or paid with respect to such period.

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.7(c).

         "Administrative Agent" means NationsBank, in its capacity as Administrative Agent for the Banks hereunder, and its successors in such capacity.

         "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Relevant Agent, duly completed by such Lender and submitted to the Relevant Agent (with a copy to the Company).

         "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or
(ii) any Person which is controlled by or is under common control with a Controlling Person; provided that the term "Affiliate" shall not include (i) the Company, (ii) any Subsidiary or (iii) any Person in which the Company or a Subsidiary owns an equity interest if none of the other equity interests in such Person are owned directly or indirectly by an Affiliate. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means the Administrative Agent, the Yen Administrative Agent or the Documentation Agent, as the context may require, and "Agents" means all of the foregoing.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

         "Arrangers" means J.P. Morgan Securities, Inc., in its capacity as Lead Arranger of the credit facility provided hereunder, and BA Securities, Inc., NationsBanc Capital Markets, Inc. and The Bank of New York, in their respective capacities as Co-Arrangers of the credit facility provided hereunder.

         "Assessment Rate" has the meaning set forth in Section 2.7(b).

         "Asset Sale" means any sale of any asset by the Company or any Subsidiary, excluding (i) sales of inventory and used, surplus or worn out equipment in the ordinary course of business and (ii) sales of accounts and notes receivable pursuant to a Permitted Asset Securitization.

         "Assignee" has the meaning set forth in Section 12.6(c).

         "Bank" means each bank or other institution listed on the Commitment Schedule attached hereto, each Assignee which becomes a Bank pursuant to Section 12.6(c), and their respective successors.

         "Bank of America" means Bank of America National Trust and Savings Association.

         "BNY" means The Bank of New York.

         "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

         "Base Rate Loan" means (i) a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 9 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

         "Borrowing" means a borrowing hereunder consisting of Loans which are made to a single Borrower at the same time by the Banks pursuant to Article 2 and (except for Base Rate Loans) have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed
Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.3 in which the Bank participants are determined on the basis of their bids in accordance therewith).

         "CD Base Rate" has the meaning set forth in Section 2.7(b).

         "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

         "CD Margin" has the meaning set forth in Section 2.7(b).

         "CD Rate" means a rate of interest determined pursuant to Section 2.7(b) on the basis of an Adjusted CD Rate.

         "CD Reference Banks" means Bank of America, Morgan, NationsBank and
BNY.

         "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the Commitment Schedule attached hereto (or, in the case of an Assignee, the portion of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 12.6(c)), in each case as such amount may be reduced from time to time pursuant to Section 2.10 or 2.12 or changed as a result of an assignment pursuant to Section 12.6(c).

         "Committed Loan" means a loan made by a Bank pursuant to Section 2.1; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "Common Stock Dividend" means any dividend or other distribution on any shares of the Company's common stock (except dividends payable solely in shares of its common stock and dividends consisting solely of rights to acquire shares of its common stock).

         "Common Stock Payment" means any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the Company's common stock or (ii) any option, warrant or other right to acquire shares of the Company's common stock; provided that, if pursuant to the Company's stock option plans, an optionee surrenders shares of the Company's common stock in payment of the exercise price of options then being exercised by such optionee, the acquisition by the Company of the shares so surrendered shall not constitute a "Common Stock Payment".

         "Company" means United States Surgical Corporation, a Delaware corporation, and its successors.

         "Company's 1994 Form 10-K" means the Company's annual report on Form 10-K for 1994, as filed with the SEC pursuant to the Exchange Act.

         "Company's Latest Form 10-Q" means the Company's quarterly report on Form 10-Q for the quarter ended September 30, 1995, as filed with the SEC pursuant to the Exchange Act.

         "Consolidated Capital Expenditures" means, for any period, the gross amount of all additions to property, plant and equipment of the Company and its Consolidated Subsidiaries for such period; provided that, if the Company acquires a going concern business, "Consolidated Capital Expenditures" shall not include (i) the book value of the property, plant and equipment of such business immediately before such acquisition or (ii) the amount by which such property, plant and equipment are written up in connection with such acquisition, except to the extent (if any) that the amounts referred to in the foregoing clauses (i) and (ii) are attributable to expenditures made in contemplation of such acquisition.

         "Consolidated Debt" means at any date the sum of all Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated EBITDA" means, for any period, the sum of (i) the consolidated net income of the Company and its Consolidated Subsidiaries for such period (excluding any extraordinary income or extraordinary charges) plus
(ii) to the extent deducted in determining such consolidated net income, the sum of (A) Consolidated Net Interest Expense, (B) income taxes, (C) depreciation, amortization and write-offs of assets theretofore being depreciated or amortized (or the creation or increase of reserves against such assets), (D) the cost of settling any or all of the lawsuits referred to under the caption "Legal Proceedings" in the Company's 1994 Form 10-K or the Company's Latest Form 10-Q, provided that the aggregate amount added pursuant to this clause (D) with respect to all Fiscal Quarters ending after September 30, 1995 shall not exceed $25,000,000 and (E) non-cash charges related to real estate subject to the U.I.S. Financing Documents, provided that the aggregate amount added pursuant to this clause (E) with respect to all Fiscal Quarters ending after September 30, 1995 shall not exceed $35,000,000.

         "Consolidated Net Interest Expense" means, for any period, the interest expense (net of interest income) of the Company and its Consolidated Subsidiaries for such period determined on a consolidated basis.

         "Consolidated Net Rent Expense" means, for any period, the rent expense of the Company and its Consolidated Subsidiaries under operating leases for such period, net of rental income for such period, determined on a consolidated basis.

         "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries at such date minus, to the extent reflected therein, all Intangible Assets (other than patents, patent applications pending and patent licenses) acquired after September 30, 1992.

         "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

         "Consolidated Total Capital" means at any date Consolidated Debt plus Consolidated Net Worth at such date.

         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person as lessee which are (or are required to be) capitalized in accordance with generally accepted accounting principles, (iv) all guarantees and endorsements (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) by such Person of the Debt of other Persons and all letters of credit issued on the responsibility of such Person to support the Debt of other Persons, (v) in the case of the Company, the obligations evidenced by the North Haven

Notes and (vi) with respect to obligations of such Person as lessee under any operating lease (except the North Haven Lease) under which the aggregate rental payments over the term of such lease exceed $15,000,000, the lesser of (x) the remaining unpaid rental payments due during the term of such lease or (y) six times the rental payments due under such lease during the next year. In calculating the amount of any Person's Debt for purposes hereof, the amount of any guarantee, endorsement or letter of credit referred to in clause (iv) of this definition shall be deemed to be the amount of the Debt of another Person guaranteed, endorsed or otherwise supported thereby.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice (under this Agreement or under an agreement relating to Material Debt), lapse of time and/or the making of a determination by the Required Lenders would, unless cured or waived, become an Event of Default.

         "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "Documentation Agent" means Morgan, in its capacity as Documentation Agent hereunder, and its successors in such capacity.

         "Dollar" and the sign "$" mean lawful money of the United States of America.

         "Dollar Equivalent Amount" means, with respect to any amount of Yen on any date, the amount of Dollars converted from such amount of Yen at the Yen Administrative Agent's spot buying rate (based on the Tokyo interbank market rate then prevailing) for Yen against Dollars as of approximately 9:00 A.M. (Eastern Time) four Tokyo Business Days before such date.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Charlotte, North Carolina are authorized or required by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Domestic Loans" means CD Loans or Base Rate Loans or both.

         "Domestic Reserve Percentage" has the meaning set forth in Section 2.7(b).

         "Eastern Time" means eastern standard time or eastern daylight time, as appropriate.

         "Effective Date" means the date on which the Documentation Agent shall have received all the documents and other items specified in or pursuant to
Section 4.1.

         "Election to Participate" means an Election to Participate substantially in the form of Exhibit H hereto.

         "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit I hereto.

         "Eligible Subsidiary" means at any time any Substantially Wholly-Owned Consolidated Subsidiary which is a corporation and shall have become an Eligible Subsidiary pursuant to Section 2.18(a) and shall not have ceased to be an Eligible Subsidiary pursuant to Section 2.18(b).

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous

Substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Administrative Agent.

         "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

         "Euro-Dollar Margin" has the meaning set forth in Section 2.7(c).

         "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.7(c) on the basis of an Adjusted London Interbank Offered Rate.

         "Euro-Dollar Reference Banks" means the principal London offices of Bank of America, Morgan, NationsBank and BNY.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.7(c).

         "Event of Default" has the meaning set forth in Section 7.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Existing Credit Agreement" means the Credit Agreement dated as of June 27, 1994 among the Company, the Banks party thereto, Morgan, as Documentation Agent and NationsBank, as Administrative Agent.

         "Extension of Credit" means, with respect to any Borrower, the making of a Loan or Yen Loan to it or the issuance or extension of a Letter of Credit for its account.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to NationsBank on such day on such transactions as determined by the Administrative Agent.

         "Fiscal Quarter" means a fiscal quarter of the Company.

         "Fiscal Year" means a fiscal year of the Company.

         "Fixed Rate Borrowings" means CD Borrowings or Euro-Dollar Borrowings or Money Market Borrowings (excluding any such Borrowings consisting of Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 9.1(a)) or any combination of the foregoing.

         "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 9.1(a)) or any combination of the foregoing.

         "GAAP" means at any time generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes with which the Company's independent public accountants have concurred) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries theretofore delivered to the Lenders.

         "Governmental Authority" means any government or any state, department or other political subdivision thereof, or any governmental body, agency, authority (including, without limitation, any central bank or taxing authority) or instrumentality (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or subject to the control of any of the foregoing.

         "Group of Loans" or "Group" means, with respect to any Borrower at any time, a group of Loans consisting of (i) all Committed Loans made to such Borrower which are Base Rate Loans at such time, (ii) all Euro-Dollar Loans made to such Borrower having the same Interest Period at such time or (iii) all CD Loans made to such Borrower having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 9, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "Guarantee" by any Person means, for purposes of Sections 6.16 and 6.18 only, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include the North Haven Lease. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

         "Indemnitee" has the meaning set forth in Section 12.3(b).

         "Intangible Assets" means goodwill, patents, patent applications pending, patent licenses, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance, prepaid rent in respect of the North Haven Lease and prepaid or deferred taxes), the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

         "Intercompany Debt" means (i) Debt owed by the Company to any Subsidiary or (ii) Debt owed by any Subsidiary to the Company or to another Subsidiary.

         "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the relevant Borrower may elect in the applicable notice; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60, 90 or 180 days thereafter, as the relevant Borrower may elect in the applicable notice; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(3) with respect to each Money Market LIBOR Loan, the period commencing on the date specified in the applicable Notice of Money Market Borrowing and ending such number of days thereafter (but not less than 7 days) as the relevant Borrower may elect in accordance with Section 2.3; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless (i) such Euro-Dollar Business Day falls in another calendar month and (ii) such Interest Period has a duration of one or more whole months, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) if any Interest Period has a duration of one or more whole months and begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

         (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

(4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date specified in the applicable Notice of Money Market Borrowing and ending such number of days thereafter (but not less than 7 days) as the relevant Borrower may elect in accordance with Section 2.3; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

         (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

(5) with respect to each Yen Loan, a period commencing on the date of borrowing specified in the applicable Notice of Yen Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the relevant Borrower may elect in the applicable notice; provided that:

         (a) any Interest Period which would otherwise end on a day which is not a Tokyo Business Day shall be extended to the next succeeding Tokyo Business Day unless such Tokyo Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Tokyo Business Day;

         (b) any Interest Period which begins on the last Tokyo Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Tokyo Business Day of a calendar month; and

         (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

         "Investment" means any investment in any Person, whether made by means of share purchase, capital contribution, loan, time deposit, contribution of assets, assumption of liabilities or otherwise.

         "Investment Grade Status" exists at any date if the Company's outstanding senior unsecured long-term debt securities (without any third-party credit enhancement) are rated BBB- or higher by S&P and Baa3 or higher by Moody's on such date; provided that, if the Company has no senior unsecured long-term debt securities outstanding at such date, such ratings may be established by letters from each of S&P and Moody's until either (i) the Company shall have received notice from either S&P or Moody's that its letter rating has been lowered below BBB- or Baa3, as the case may be, or withdrawn or (ii) either S&P or Moody's shall have refused to affirm its letter rating when asked to do so by the Administrative Agent (at the request of any Lender).

         "Invitation for Money Market Quotes" means an Invitation for Money Market Quotes substantially in the form of Exhibit D hereto.

         "Issuing Banks" means NationsBank, BNY and any other Bank appointed pursuant to Section 2.14(j), each in its capacity as issuing bank for one or more Letters of Credit hereunder, and their respective successors.

         "Lender" means a Bank or a Yen Lender, as the context may require, and "Lenders" means all of the Banks and Yen Lenders.

         "Lending Office" means an Applicable Lending Office or a Yen Lending Office, as the context may require.

         "Letters of Credit" means, subject to the last sentence of Section 2.14(a)(iii), each letter of credit issued by an Issuing Bank pursuant to
Section 2.14.

         "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Committed Loan or a Money Market Loan.

         "London Interbank Offered Rate" has the meaning set forth in Section 2.7(c).

         "Material Debt" means (i) the North Haven Notes and (ii) any other Debt (except the Loans and the Reimbursement Obligations) of the Company and/or one or more Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding $10,000,000.

         "Material Financial Obligations" means a principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Company and/or one or more

Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $10,000,000.

         "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

         "Money Market Absolute Rate" has the meaning set forth in Section
2.3(d).

         "Money Market Absolute Rate Loan" means a loan made or to be made by a Bank pursuant to an Absolute Rate Auction.

         "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Administrative Agent; provided that any Bank may from time to time by notice to the Company and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "Money Market LIBOR Loan" means a loan made or to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 9.1(a)).

         "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

         "Money Market Margin" has the meaning set forth in Section 2.3(d).

         "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

         "Money Market Quote Request" means a Money Market Quote Request substantially in the form of Exhibit C hereto.

         "Moody's" means Moody's Investors Service, Inc.

         "Morgan" means Morgan Guaranty Trust Company of New York.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section

4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NationsBank" means NationsBank, N.A.

         "Non-United States Borrower" means a Borrower that is organized under the laws of a jurisdiction outside the United States.

         "North Haven Financing Documents" means (i) the Participation Agreement dated of January 14, 1993 among the Company (as lessee), Bakers Properties Limited Partnership (as owner participant), the note purchasers listed therein, State Street Bank and Trust Company of Connecticut, National Association (Owner Trustee) and Norwest Bank Minnesota, National Association (successor Indenture Trustee) and (ii) each of the "Operative Documents" referred to therein, in each case as in effect from time to time.

         "North Haven Lease" means the Lease Agreement dated as of January 14, 1993 between State Street Bank and Trust Company of Connecticut, National Association (Owner Trustee), as lessor, and the Company, as lessee, as in effect from time to time.

         "North Haven Notes" means the notes outstanding from time to time under the Trust Indenture, Assignment of Leases, Open-End Mortgage and Security Agreement dated as of January 14, 1993 between State Street Bank and Trust Company of Connecticut, National Association (Owner Trustee) and Norwest Bank Minnesota, National Association (successor Indenture Trustee), as in effect from time to time.

         "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.2) or a Notice of Money Market Borrowing (as defined in Section 2.3(f)).

         "Notice of Interest Rate Election" has the meaning set forth in Section 2.8(a).

         "Notice of LC Extension" has the meaning set forth in Section 2.14(b).

         "Notice of LC Issuance" has the meaning set forth in Section 2.14(b).

         "Notice of Yen Borrowing" has the meaning set forth in Section 3.2.

         "Notice of Yen Interest Period Election" has the meaning set forth in
Section 3.6.

         "Other Existing Debt Documents" means the North Haven Financing Documents and the U.I.S. Financing Documents.

         "Other Scheduled Debt Payments" means, for any period, the aggregate amount (without duplication) of (a) all scheduled repayments of principal (including the principal component of scheduled payments of rent under capital leases) required to be made by the Company and its Consolidated Subsidiaries during such period with respect to Debt of the types described in clauses (i),
(ii) and (iii) of the definition of "Debt" and (b) all scheduled payments of principal and interest required to be made in cash with respect to the North Haven Notes during such period (but only to the extent that such scheduled payments exceed the amount included in Consolidated Net Rent Expense for such period in respect thereof), but excluding payments in respect of the North Haven Notes that result from payments of contingent rent under the North Haven Lease.

         "Parent" means, with respect to any Lender, any Person controlling such Lender.

         "Participant" has the meaning set forth in Section 12.6(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Asset Securitization" means a sale or other disposition by the Company of its accounts and notes receivable in a transaction permitted by
Section 6.14(c).

         "Permitted Temporary Cash Investment" means any Investment in:

         (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof,

         (ii) direct obligations of the Commonwealth of Puerto Rico or any agency thereof or any authority organized under the laws thereof, provided in each case that such obligation is, at the time of acquisition thereof, rated BBB+ or better by S&P or Baa1 or better by Moody's,

         (iii) commercial paper rated, at the time of acquisition thereof, at least A-1 by S&P and P-1 by Moody's,

         (iv) time deposits with, including certificates of deposit issued by, any office located in the United States of any Eligible Bank,

         (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office located in the United States of any Eligible Bank,

         (vi) timedeposits with, including certificates of deposit issued by, any office located in Puerto Rico of Banco Popular de Puerto Rico, Banco Santander Puerto Rico or any Eligible Bank, or

         (vii) shares of an investment company with an aggregate net asset value of not less than $500,000,000, the investments of which are limited to short-term direct obligations of the United States or obligations backed by short-term direct obligations of the United States, provided that (x) each such Investment (other than an Investment permitted by clause (ii) or (vi) above) matures within one year from the date of acquisition thereof and (y) each Investment permitted by clause (ii) or (vi) above matures within five years from the date of acquisition thereof. As used in this definition, the term "Eligible Bank" means any bank or trust company which shall have a combined capital, surplus and undivided profits of not less than $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof, rated A or better by S&P and A or better by Moody's.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Preferred Dividends" means, for any period, all dividends declared by the Company during such period with respect to its preferred stock.

         "Pricing Level" has the meaning set forth in the Pricing Schedule.

         "Pricing Period" has the meaning set forth in the Pricing Schedule.

         "Pricing Ratio" has the meaning set forth in the Pricing Schedule.

         "Pricing Schedule" means the Pricing Schedule attached hereto.

         "Prime Rate" means the rate of interest publicly announced by NationsBank in Charlotte, North Carolina, from time to time as its Prime Rate. The Prime Rate is not necessarily the best or lowest rate of interest offered by NationsBank.

         "Quarterly Payment Date" means the last Euro-Dollar Business Day of each March, June, September and December during the period from the Effective Date to the Termination Date.

         "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Relevant Agent" means the Administrative Agent or the Yen Administrative Agent, as the context requires.

         "Reimbursement Obligation" means an obligation of a Borrower to reimburse the relevant Issuing Bank pursuant to Section 2.14 for the amount of a drawing under a Letter of Credit.

         "Required Banks" means at any time Banks having at least 60% of the aggregate amount of the Commitments or, if the Commitments have been terminated, having at least 60% of the aggregate amount of the Total Exposures.

         "Required Lenders" means at any time Lenders having at least 60% of aggregate amount of the Total Commitments or, if the Commitments and the Yen Commitments have been terminated, having Total Exposures and/or outstanding Yen Loans in an aggregate amount equal to at least 60% of the sum of all the Total Exposures and Yen Loans then outstanding. Interest accrued on the Loans, Reimbursement Obligations and Yen Loans shall not be included in any calculation for purposes of this definition, and the principal amounts of the Yen Loans shall be deemed to be the Dollar Equivalent Amounts thereof.

         "Required Yen Lenders" means at any time Yen Lenders having at least 60% of the aggregate amount of the Yen Commitments or, if the Yen Commitments have been terminated, holding Yen Notes evidencing at least 60% of the aggregate outstanding principal amount of the Yen Loans.

         "Responsible Officer" as it applies to the Company means the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer, the general counsel or any other officer of the Company whose responsibilities include the administration of the transactions contemplated by this Agreement.

         "S&P" means Standard & Poor's Ratings Services.

         "SEC" means the Securities and Exchange Commission.

         "Subsidiary" means, at any time, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

         "Substantially Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary at least 98% of the shares of capital stock or other ownership interests of which are at the time directly or indirectly owned by the Company.

         "Termination Date" means January 5, 2001.

         "TIBOR Margin" has the meaning set forth in Section 3.7.

         "Tokyo Business Day" means any Domestic Business Day on which commercial banks are open for business in Tokyo.

         "Tokyo Interbank Offered Rate" has the meaning set forth in Section
3.7.

         "Total Commitment" means, with respect to each Lender, the sum of its Commitment (if any) and its Yen Commitment (if any).

         "Total Committed Exposure" means, with respect to any Bank at any time, the sum of (i) the aggregate principal amount of its Committed Loans then outstanding, (ii) its share of the undrawn amount which is then, or may thereafter become, available for drawing under each Letter of Credit then outstanding and (iii) its share of the principal amount of each unpaid Reimbursement Obligation then outstanding.

         "Total Exposure" means, with respect to any Bank at any time, the sum of its Total Committed Exposure and the aggregate outstanding principal amount of its Money Market Loans at such time.

         "U.I.S. Financing Documents" means (i) the financing lease among Union pour le Financement d'Immeubles de Societes (Association for the Financing of Commercial Buildings or "U.I.S.") and Societe pour le Financement des Immeubles d'Entreprise FINABAIL (Corporation for the Financing of Commercial Buildings or "FINABAIL") together, as Lessor, A.S.E. PARTNERS ("ASE"), as Lessee, and the Company, as Guarantor, governed by the favorable regime applicable to SICOMIs (Societe Immobilieres pour le Commerce et l'Industrie), with respect to the DC Building (as defined therein) dated January 4, 1994; (ii) the financing lease among U.I.S. and FINABAIL together, as Lessor, ASE, as Lessee, and the Company, as Guarantor, governed by the common-law regime, with respect to the H.Q. Building (as defined therein) dated January 4, 1994; and (iii) the side agreement dated January 4, 1994 between FINABAIL, U.I.S., ASE and the Company, as Guarantor.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "United States" means the United States of America, including the States thereof and the District of Columbia, but excluding its territories and possessions.

         "United States Borrower" means a Borrower that is organized under the laws of the United States or any of the States thereof.

         "Yen" and the sign "Yen" mean lawful money of Japan.

         "Yen Administrative Agent" means BNY, in its capacity as Yen Administrative Agent for the Yen Lenders hereunder, and its successors in such capacity.

         "Yen Borrowing" means at any time a borrowing hereunder consisting of Yen Loans which are made to a single Borrower at the same time by the Yen Lenders pursuant to Article 3 and have the same Interest Period.

         "Yen Commitment" means, with respect to each Yen Lender, the amount set forth opposite the name of such Yen Lender on the Yen Commitment Schedule attached hereto (or in the case of an Assignee, the portion of the transferor Yen Lender's Commitment assigned to such Assignee pursuant to Section 12.6(c)), in each case as such amount may be reduced from time to time pursuant to Section
3.9 or changed as a result of an assignment pursuant to Section 12.6(c).

         "Yen Lender" means each bank or other institution listed on the Yen Commitment Schedule attached hereto, each Assignee which becomes a Yen Lender pursuant to Section 12.6(c), and their respective successors.

         "Yen Lending Office" means, as to each Yen Lender, its office located at its address set forth in its

Administrative Questionnaire or such other office as such Yen Lender may hereafter designate as its Yen Lending Office by notice to the Company and the Yen Administrative Agent.

         "Yen Loan" means a loan made by a Yen Lender pursuant to Section 3.1.

         "Yen Notes" means promissory notes of a Borrower, substantially in the form of Exhibit B hereto, evidencing the obligation of such Borrower to repay the Yen Loans made to it, and "Yen Note" means any one of such promissory notes issued hereunder.

         "Yen Overdraft Rate" means, for each day, the Bank of Japan overdraft interest rate in effect for such day.

         SECTION 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP; provided that, if the Company notifies the Documentation Agent that the Company wishes to amend any provision of the Pricing Schedule and/or any covenant in
Article 6 to eliminate the effect of any change in GAAP on the calculation of the Pricing Ratio and/or on the operation of such covenant (or if the Documentation Agent notifies the Company that the Required Lenders wish to amend any such provision and/or any such covenant for such purpose), then the Pricing Ratios shall be calculated and/or the Company's compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision and/or covenant is amended in a manner satisfactory to the Company and the Required Lenders. Subject to the foregoing proviso, the amounts used to determine the Company's compliance with the financial covenants contained herein shall be the amounts that are (or will be) set forth or otherwise reflected in the Company's consolidated financial statements prepared in accordance with GAAP.


                                    ARTICLE 2
                               THE DOLLAR CREDITS

         SECTION 2.1. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in Dollars to the Borrowers pursuant to this Section from time to time on and after the

Effective Date and prior to the Termination Date; provided that at no time shall such Bank's Total Committed Exposure exceed its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, a Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.11, and reborrow under this Section at any time prior to the Termination Date.

         SECTION 2.2. Notice of Committed Borrowing. The relevant Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 11:00 A.M. (Eastern Time) (x) on the date of each Base Rate Borrowing, (y) on the second Domestic Business Day before each CD Borrowing and
(z) on the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (i) the name of the relevant Borrower,

        (ii) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

       (iii) the aggregate amount of such Borrowing,

        (iv) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, a CD Rate or a Euro-Dollar Rate, and

         (v) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.3. Money Market Borrowings.

         (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.1, any Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans in Dollars to such Borrower from time to time on and after the Effective Date and prior to the Termination Date. The Banks may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a Money Market Quote Request so as to be received no later than 10:30 A.M. (New York City time) on
(x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

           (i) the name of the proposed Borrower,

          (ii) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

         (iii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

          (iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (v) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

A Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Administrative Agent may agree) of any other Money Market Quote Request.

         (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes which shall constitute an invitation by the relevant Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

         (d) Submission and Contents of Money Market Quotes.

              (i) EachBank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 12.1 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the relevant Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 4 and 7, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the relevant Borrower.

              (ii) Each Money Market Quote shall be in substantially the form of Exhibit E hereto and shall in any case specify:

                   (A) the proposed date of Borrowing,

                   (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested, and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

                   (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                   (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                   (E) the identity of the quoting Bank.

     A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

         (iii) Any Money Market Quote shall be disregarded if it:

                   (A) is not substantially in conformity with Exhibit E hereto or does not specify all of the information required by subsection
         (d)(ii);

                   (B) contains qualifying, conditional or similar language, except an aggregate limitation permitted by subsection (d)(ii)(B)(z);

                   (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes, except an aggregate limitation permitted by subsection (d)(ii)(B)(z); or

                   (D) arrives after the time set forth in subsection (d)(i).

         (e) Notice to Borrower. The Administrative Agent shall promptly notify the relevant Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the relevant Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (Eastern time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the relevant Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The relevant Borrower may accept any Money Market Quote in whole or in part; provided that:

                (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

               (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

              (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

               (iv) the relevant Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

         SECTION 2.4. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank participating in the relevant Borrowing of the contents thereof and of such Bank's share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the relevant Borrower. In the case of a Base Rate Borrowing, the Administrative Agent shall give such notice to each Bank as promptly as practicable and in any event not later than 12:30 P.M. (Eastern Time) on the date of such Base Rate Borrowing.

         (b) Not later than 2:00 P.M. (Eastern Time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in Charlotte, North Carolina, to the Administrative Agent at its address referred to in
Section 12.1. Unless the Administrative Agent determines that any applicable condition specified in Article 4 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the relevant Borrower at the Administrative Agent's aforesaid address.

         (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the relevant Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the relevant Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the relevant Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         SECTION 2.5. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

         (b) Upon receipt of a Note of a Borrower for each Bank pursuant to
Section 4.1(b) or 4.3(a), the Documentation Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it to each Borrower and the date and amount of each payment of principal made by such Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of such Borrower, endorse on the schedule forming a part thereof appropriate notations (or attach thereto a schedule containing such notations) to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of such Borrower hereunder or under its Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note such a schedule and a continuation of any such schedule as and when required.

         SECTION 2.6. Mandatory Termination of Commitments; Maturity of Loans.
(a) The Commitments shall terminate on the Termination Date, unless terminated earlier in accordance with this Agreement, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.7. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made (or converted to a Base Rate Loan) until it becomes due (or is converted to a CD Loan or Euro-Dollar Loan), at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Payment Date and, with respect to the principal amount of any Base Rate Loan converted to a CD Loan or a Euro-Dollar Loan, on the date such principal amount is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the rate applicable to Base Rate Loans for such day and (ii) the sum of the CD Margin plus the Adjusted CD Rate applicable to such CD Loan immediately before such payment was due.

         "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

           ACDR    =    [   CDBR     *
                          1.00-DRP ]  + AR

           ACDR    =    Adjusted CD Rate
           CDBR    =    CD Base Rate

            DRP    =    Domestic Reserve Percentage
             AR    =    Assessment Rate

     ---------------
     * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%.

         The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (Eastern Time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

         "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

         (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

         The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

         (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of 2% plus the Euro-Dollar Margin for such day plus the higher of (i) the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage and (ii) the Adjusted London Interbank Offered Rate applicable to such Euro-Dollar Loan immediately before such payment was due; provided that, if the circumstances described in clause (a) or (b) of Section 9.1 shall exist, the rate per annum applicable to such overdue amount for each such day shall be equal to the sum of 2% plus the Base Rate for such day.

         (e) Subject to Section 9.1, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.7(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with
Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         (f) Within 45 days after the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending December 31, 1995), the Company will notify the Administrative Agent and each Bank of the Pricing Ratio determined as of the end of such Fiscal Quarter and the Pricing Level to be applicable during the Pricing Period that begins 46 days after the end of such Fiscal Quarter. The Administrative

Agent will rely on such notification in determining interest rates and fees hereunder for such Pricing Period, unless and until the Administrative Agent determines (on the basis of financial statements of the Company subsequently delivered or otherwise) that a different Pricing Level (the "Corrected Pricing Level") is applicable during such Pricing Period, in which event the Administrative Agent shall (i) thereafter determine interest rates and fees for such Pricing Period based on the Corrected Pricing Level and (ii) promptly notify the Yen Administrative Agent of the Corrected Pricing Level. If any interest or fees accrue during such Pricing Period and are paid before the Administrative Agent determines that the Pricing Level should be corrected as aforesaid, the Administrative Agent shall notify the relevant Borrower and the Banks of the amount of any resulting underpayment or overpayment. In the case of an underpayment, the relevant Borrower shall, within three Domestic Business Days after receiving such notice thereof, pay the amount thereof to the Administrative Agent for the account of the relevant Banks. In the case of an overpayment, the amount thereof shall be credited against subsequent payments of interest and fees payable hereunder for the account of the relevant Banks, all as determined by the Administrative Agent.

         (g) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the relevant Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (h) Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks or, if none of such quotations is available on a timely basis, the provisions of
Section 9.1 shall apply.

         SECTION 2.8. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the relevant Borrower in the applicable Notice of Committed Borrowing. Thereafter, the relevant Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 9), as follows:

           (i) if such Loans are Base Rate Loans, the relevant Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

          (ii) if such Loans are CD Loans, the relevant Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; or

         (iii) if such Loans are Euro-Dollar Loans, the relevant Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be converted from Domestic Loans to Domestic Loans of the other type or continued as Domestic Loans of the same type for an additional Interest Period, in which case such notice shall be delivered to the Administrative Agent at least three Domestic Business Days before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000.

         (b) Each Notice of Interest Rate Election shall specify:

                (i) the Group of Loans (or portion thereof) to which such notice applies;

               (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

              (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new

     Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

              (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Upon receipt of a Notice of Interest Rate Election from a Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by such Borrower. If the relevant Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

         SECTION 2.9. Facility Fee. The Company shall pay to the Administrative Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined for each day in accordance with the Pricing Schedule). Such facility fee shall accrue (i) for each day from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the aggregate amount of the Commitments (whether used or unused) on such day and (ii) for each day from and including such date of termination to but excluding the date the Committed Loans and the Reimbursement Obligations shall be repaid in their entirety and no Letter of Credit shall be outstanding, on the sum of the aggregate outstanding principal amount of the Committed Loans, the aggregate undrawn amount of the outstanding Letters of Credit and the aggregate outstanding principal amount of the Reimbursement Obligations on such day. Such facility fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the date of termination of the Commitments in their entirety (and, if later, the date the Committed Loans and the Reimbursement Obligations shall be repaid in their entirety and no Letter of Credit shall be outstanding).

         SECTION 2.10. Optional Termination or Reduction of Commitments. The Company may, upon at least three Domestic Business Days' notice to the Administrative Agent, terminate at any time or ratably reduce from time to time, by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the unused portions of the Commitments. Upon any such termination or reduction of the Commitments, the Administrative Agent shall promptly notify each Bank thereof. If the Commitments are terminated in their entirety, all facility fees accrued hereunder shall be payable on the effective date of such termination.

         SECTION 2.11. Optional Prepayments. (a) Any Borrower may, upon at least
(i) one Domestic Business Day's notice to the Administrative Agent, in the case of a Group of Base Rate Loans (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 9.1), (ii) two Domestic Business Days' notice to the Administrative Agent in the case of any Group of CD Rate Loans, or (iii) three Euro-Dollar Business Days' notice to the Administrative Agent, in the case of any Group of Euro-Dollar Loans, prepay the Loans comprising such Group of Loans, in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group of Loans. In connection with any such prepayment of Fixed Rate Loans, the relevant Borrower shall comply with the provisions of
Section 2.16, if applicable.

         (b) Except as provided in subsection (a) of this Section, no Borrower may prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the relevant Borrower.

         SECTION 2.12. Mandatory Reduction of Commitments. The Company shall, within four Euro-Dollar Business Days after any net cash proceeds are received from the lenders or purchasers of securities in any Permitted Asset Securitization, ratably reduce the Commitments by an aggregate amount not less than 50% of the amount of such net cash proceeds. Upon any such reduction of the Commitments, the Administrative Agent shall promptly notify each Bank thereof.

         SECTION 2.13. Mandatory Prepayments. Concurrently with each reduction of the Commitments pursuant to Section 2.12, the Company shall prepay Committed Loans, in the manner provided in Section 2.11, to the extent (if any) required so that no Bank's Total Committed Exposure exceeds its Commitment as so reduced.

         SECTION 2.14. Letters of Credit.

         (a) Commitments to Issue and Participate in Letters of Credit.

              (i) EachIssuing Bank agrees, on the terms and conditions set forth in this Agreement (and in accordance with its customary procedures, to the extent such procedures are not inconsistent with the terms of this Agreement), at the request of any Borrower to issue and extend Letters of Credit for the account of such Borrower from time to time on and after the Effective Date and prior to the date which is 14 Domestic Business Days before the Termination Date.

             (ii) EachBank agrees to participate as provided in this Section, ratably in proportion to its Commitment, in each drawing made under each Letter of Credit.

            (iii) The obligation of each Issuing Bank to issue or extend a Letter of Credit pursuant to this Section is subject to the conditions set forth in Section 4.2 and the following additional conditions:

                   (A) no such Letter of Credit shall be issued or extended if, immediately after the issuance or extension thereof, (i) any Bank's Total Committed Exposure would exceed its Commitment or (ii) the sum of
         (x) the aggregate undrawn amount which is, or may thereafter become, available for drawing under all outstanding Letters of Credit and (y) the aggregate principal amount of any outstanding Reimbursement Obligations would exceed $50,000,000;

                   (B) no such Letter of Credit shall, when issued, have an expiry date that is more than 15 months after its date of issuance or, when extended, have an extended expiry date that is more than 15 months after the date on which such Issuing Bank extends such Letter of Credit;

                   (C) no such Letter of Credit shall have an original or extended expiry date later than seven Domestic Business Days before the Termination Date;

                   (D) without the approval of the Required Banks, no such Letter of Credit shall be issued to support, directly or indirectly, the obligations of any Person under any of the Other Existing Debt Documents; and

                   (E) the form of such Letter of Credit shall be satisfactory to the relevant Issuing Bank.

                   A letter of credit issued by an Issuing Bank shall not constitute a "Letter of Credit" for purposes of this Agreement, and the Banks shall not be obligated to participate in drawings made thereunder, unless such letter of credit complies with the conditions set forth in clauses (B), (C) and (D) above and, immediately prior to the issuance of such letter of credit, such Issuing Bank is advised by the Administrative Agent that (x) the condition set forth in clause (A) above is satisfied and (y) the Administrative Agent has not determined that any applicable condition specified in Section 4.2 has not been satisfied; provided that this sentence shall not apply to any letter of credit issued at a time when all conditions to the relevant Issuing Bank's obligation to issue such letter of credit are in fact satisfied.

              (iv) No Issuing Bank shall be obligated to issue any Letter of Credit in connection with the financing of imports into or exports from the United States if such Issuing Bank believes that the issuance of such Letter of Credit would not meet the criteria (with regard to goods shipped, nationality of beneficiary, country of origin, or other similar considerations) customarily applied by it when considering a request to issue such letters of credit.

         (b) Notice of LC Issuance or LC Extension. At least five Domestic Business Days before any Letter of Credit is to be issued pursuant to this Section, the relevant Borrower shall give notice (a "Notice of LC Issuance") to the Administrative Agent and the relevant Issuing Bank (which shall be selected by such Borrower) specifying: (A) the name of the Borrower that is to be the account party for such Letter of Credit, (B) the date of issuance and expiry date of such Letter of Credit, (C) the proposed terms of such Letter of Credit, including the face amount thereof, and (D) the transaction that is to be supported or financed by such Letter of Credit. At least five Domestic Business Days before any Letter of Credit is to be extended pursuant to this Section, the relevant Borrower shall give notice (a "Notice of LC Extension") to the Administrative Agent and the relevant Issuing Bank identifying such Letter of Credit and requesting the extension of the expiry date thereof to a specified date complying with clauses (B) and (C) of subsection (a)(iii) above. The Administrative Agent shall, upon receipt of each such Notice of LC Issuance or Notice of LC Extension, promptly notify each Bank of the contents thereof and of the amount of such Bank's ratable participation in such Letter of Credit, and such Notice of LC Issuance or Notice of LC Extension shall not thereafter be revocable by the relevant Borrower.

         (c) Drawings under Letters of Credit. Upon receipt from the beneficiary of any Letter of Credit of demand for payment under such Letter of Credit, the relevant Issuing Bank shall promptly notify the relevant Borrower and the Administrative Agent of such demand for payment and shall determine in accordance with the terms of such Letter of Credit whether such demand for payment should be honored. If such Issuing Bank determines that a demand for payment by the beneficiary of a Letter of Credit should be honored, such Issuing Bank shall make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit. Such Issuing Bank shall thereupon notify the relevant Borrower, the Administrative Agent and each Bank of the amount of such drawing paid by it.

         (d) Reimbursement and Other Payments by the Borrower.

              (i) If any amount is drawn under any Letter of Credit, the relevant Borrower shall reimburse the relevant Issuing Bank for all amounts paid by such Issuing Bank upon such drawing, together with any and all reasonable charges and expenses which such Issuing Bank may pay or incur relative to such drawing and interest on the amount drawn, for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable, at the Federal Funds Rate for such day. Such reimbursement payment shall be due and payable (x) on the date such Issuing Bank notifies the relevant Borrower of such drawing, if such notice is given at or before 12:00 Noon (Eastern Time) on such date, or (y) if such notice is given after 12:00 Noon (Eastern Time) on such date, then not later than 11:00 A.M. (Eastern Time) on the first Domestic Business Day after the date such notice is given.

              (ii) In addition, each Borrower agrees to pay to the relevant Issuing Bank (A) interest on any amount not paid by such Borrower when due hereunder with respect to a Letter of Credit for each day from the date when such amount became due until such amount is paid in full, whether before or after judgment, payable on demand, at a rate per annum equal to the sum of 2% plus the Base Rate for such day, and (B) upon each transfer of any Letter of Credit in accordance with its terms, a sum equal to such amount as shall be necessary to cover the reasonable costs and expenses of such Issuing Bank incurred in connection with such transfer.

              (iii) If a Borrower makes any payment under this subsection (d) to any Issuing Bank for its own account after 3:00 P.M. (Eastern Time) on any Domestic Business Day, such payment shall be deemed to have been made on the next succeeding Domestic Business Day. If a Borrower makes any payment under this subsection (d) to any Issuing Bank for the account of one or more other Banks at or after 12:00 Noon (Eastern Time) on any Domestic Business Day and such Issuing Bank fails to distribute such payment to such Banks before the end of such Domestic Business Day, such payment shall be deemed to have been made on the next succeeding Domestic Business Day.

              (iv) EachIssuing Bank shall promptly notify the Administrative Agent and each Bank of the amount of each reimbursement payment received by it from a Borrower pursuant to this Section.

         (e) Payments by Banks with Respect to Letters of Credit.

              (i) EachBank shall be obligated to make available to the relevant Issuing Bank an amount equal to such Bank's ratable share of any drawing under a Letter of Credit; provided that each Bank's obligation shall be reduced by its pro rata share of any reimbursement by the relevant Borrower in respect of such drawing pursuant to subsection (d)(i) above. The relevant Issuing Bank shall notify each Bank and the Administrative Agent of the net amount of such Bank's obligation in respect of any drawing under a Letter of Credit as soon as practicable after such Issuing Bank determines whether it has received timely reimbursement for such drawing from the relevant Borrower pursuant to subsection (d)(i) above. Each Bank shall pay the net amount so notified to it, in Federal or other immediately available funds, to the relevant Issuing

     Bank at such Issuing Bank's address specified in or pursuant to Section 12.1, by 3:00 P.M. (Eastern Time) on the date such Bank receives such notice (or, if such notice is received after 11:00 A.M. (Eastern Time) on such day, by 2:00 P.M. (Eastern Time) on the next following Domestic Business Day), together with interest on the net amount of such Bank's share of such drawing, for each day from and including the date of such drawing to but excluding the day on which such Bank's payment to the relevant Issuing Bank in respect thereof is due, at the Federal Funds Rate for such day. If such Bank fails to make such payment to the relevant Issuing Bank when due, such Bank shall pay to such Issuing Bank, on demand, interest on the overdue amount (i) for each day from and including the date such payment is due to but excluding the first succeeding Domestic Business Day (and any intervening days), at the Federal Funds Rate for such day and
     (ii) for each day thereafter until such Bank makes such payment, at a rate per annum equal to the sum of 2% plus the Base Rate for such day. Any payment made by any Bank after 3:00 P.M. (Eastern Time) on any Domestic Business Day shall be deemed for purposes of this clause (i) to have been made on the next succeeding Domestic Business Day.

              (ii) Whena Bank pays to the relevant Issuing Bank the full amount required to be paid by it pursuant to the foregoing subsection (e)(i) in connection with any drawing under a Letter of Credit, such Bank shall be subrogated to the rights of such Issuing Bank against the relevant Borrower to the extent of (A) an amount equal to the portion of such drawing so paid by such Bank and (B) the interest on such amount payable by the relevant Borrower pursuant to subsection (d) above.

              (iii) If a Borrower shall reimburse the relevant Issuing Bank for any drawing under a Letter of Credit after one or more Banks shall have made funds available to such Issuing Bank with respect to such drawing in accordance with clause (i) of this subsection, such Issuing Bank shall promptly upon receipt of such reimbursement distribute to each such Bank its pro rata share thereof, including interest, to the extent received by such Issuing Bank. If any Bank has not yet made funds available to such Issuing Bank in respect of such drawing, such Issuing Bank shall promptly notify such Bank of the amount of such reimbursement received by such Issuing Bank from such Borrower and the related reduction of the net amount to be paid by such Bank to such Issuing Bank pursuant to clause (i) of this subsection.

              (iv) If any Issuing Bank receives any payment for the account of one or more other Banks before 12:00 Noon (Eastern Time) on any Domestic Business Day and fails to distribute such payment to such Banks before the end of such Domestic Business Day, such Issuing Bank shall pay to each such Bank interest on its share of such payment, for each day from and including such Domestic Business Day to but excluding the Domestic Business Day on which such Issuing Bank distributes such payment, at the Federal Funds Rate for such day. If any Issuing Bank receives any payment for the benefit of one or more other Banks at or after 12:00 Noon (Eastern Time) on any Domestic Business Day and fails to distribute such payment to such Banks before the end of the next succeeding Domestic Business Day, such Issuing Bank shall pay to each such Bank interest on its share of such payment, for each day from and including such next succeeding Domestic Business Day to but excluding the Domestic Business Day on which such Issuing Bank distributes such payment, at the Federal Funds Rate for such day.

         (f) Letter of Credit Commissions. The relevant Borrower shall pay to the Administrative Agent for the account of each Bank a letter of credit commission with respect to each Letter of Credit, computed for each day from and including the date of issuance of such Letter of Credit to and including the last day a drawing is available under such Letter of Credit, at the LC Commission Rate on the undrawn amount of such Letter of Credit on such day. The relevant Borrower also agrees to pay to each Issuing Bank, for its own account, a commission, computed with respect to the undrawn amount of each Letter of Credit issued by such Issuing Bank as set forth in the preceding sentence, at a rate equal to 1/8 of 1% per annum. Such commissions shall be payable in arrears on each Quarterly Payment Date and on the Termination Date (or on such earlier date as no Letters of Credit are outstanding and the Commitments are terminated in their entirety).

         "LC Commission Rate" means a rate per annum determined in accordance with the Pricing Schedule.

         (g) Letter of Credit Status Report. The Administrative Agent shall provide to the Company, each Bank and each Issuing Bank, within 15 days after the close of each calendar quarter ending before the Termination Date, a summary of the Letters of Credit that are then outstanding, setting forth (to the best of its knowledge) with respect to each such Letter of Credit (A) the name of the Borrower that is the account party, (B) the name of the Issuing Bank, (C) the date of issuance, face amount and expiry date thereof,
(D) the undrawn amount which is then, or may thereafter become, available for drawing thereunder and (E) the principal amount of any unpaid Reimbursement Obligations outstanding as a result of drawings thereunder.

         (h) Payment upon Acceleration. If the Commitments shall be terminated or the principal of the Notes or the Yen Notes shall become immediately due and payable pursuant to Section 7.1, each Borrower shall immediately pay to the Administrative Agent an amount in immediately available funds equal to the aggregate amount which is then, or may thereafter become, available for drawing under all outstanding Letters of Credit issued for such Borrower's account. The Administrative Agent shall hold the amount paid to it by each Borrower pursuant to this subsection (h) in a separate collateral account in the name of the Administrative Agent and shall from time to time invest and reinvest such amount, together with any interest or other income thereon, in Permitted Temporary Cash Investments (which shall also be held in such collateral account), but shall have no liability for any failure to keep such amounts so invested. Each Borrower grants to the Administrative Agent a continuing security interest in all amounts and Permitted Temporary Cash Investments held from time to time in the collateral account in which such Borrower's funds are deposited to secure such Borrower's obligations under this Section and all other amounts payable by such Borrower under this Agreement. The Administrative Agent shall apply amounts in each such collateral account in the following order of priorities:

         first to reimburse the relevant Issuing Banks for drawings under Letters of Credit issued for the account of such Borrower and to pay any other amounts due from such Borrower under this Section;

         second to pay, as promptly as practicable after all such Letters of Credit expire or are fully drawn and reimbursed, any other amounts then due and payable by such Borrower under this Agreement; and

         finally to pay any surplus then remaining to such Borrower.

         (i) Limited Liability of Issuing Banks. Each Borrower's obligations under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any claim, set-off, counterclaim or defense to payment which such Borrower may have or have had against any Issuing Bank, any Bank, any beneficiary of a Letter of Credit or any other Person. Each Borrower assumes all risks of the acts or omissions of any beneficiary and any transferee of any Letter of Credit issued for its account with respect to the use of such Letter of Credit. The Banks, the Issuing Banks and their respective officers and directors shall not be liable or responsible for, and the obligations of each Bank to make payments, and of the relevant Borrower to reimburse the Banks or the Issuing Banks for payments, pursuant to this Section shall not be excused by, any action or inaction of any Bank or Issuing Bank related to: (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents presented under any Letter of Credit, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (and notwithstanding any notification from any Borrower to such effect); (iii) payment by any Issuing Bank against presentation of documents to such Issuing Bank which do not comply with the terms of the relevant Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or (iv) under any other circumstances whatsoever, making or failing to make any payment under any Letter of Credit or notifying or failing to notify any Bank that it is required to participate therein. Notwithstanding the foregoing, a Borrower shall have a claim against an Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by such Borrower which were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit issued by it comply with the terms thereof or (ii) such Issuing Bank's willful failure to pay under any Letter of Credit issued by it after the timely presentation to such Issuing Bank by any beneficiary (or a successor beneficiary to whom such Letter of Credit has been transferred in accordance with its terms) of documents strictly complying with the terms and conditions of such Letter of Credit (other than pursuant to a court order). Subject to the preceding sentence, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless any beneficiary (or a successor beneficiary to whom the relevant Letter of Credit has been transferred in accordance with its terms) and the relevant Borrower shall have notified such

Issuing Bank that such documents do not comply with the terms and conditions of such Letter of Credit. Each Bank shall, ratably in accordance with its Commitment, indemnify each Issuing Bank (to the extent not reimbursed by the Borrowers, and without limiting any such reimbursement obligation) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such Issuing Bank's gross negligence or willful misconduct) that such Issuing Bank may suffer or incur in connection with this Agreement or any action taken or omitted by such Issuing Bank hereunder.

         (j) Appointment of Issuing Banks. The Company and the Documentation Agent may, by one or more written instruments acceptable to and executed by each of them, appoint one or more Banks to perform all or any portion of the functions of an Issuing Bank under this Agreement; provided that each Bank so appointed (i) has a combined capital and surplus of at least $500,000,000 and
(ii) agrees in writing to act as an Issuing Bank under this Agreement.

         SECTION 2.15. General Provisions as to Payments. (a) The relevant Borrower shall make each payment of principal of, and interest on, its Loans and of fees and commissions payable by it hereunder, not later than 11:00 A.M. (Eastern Time) on the date when due, in Federal or other funds immediately available in Charlotte, North Carolina, to the Administrative Agent at its address referred to in Section 12.1. The Administrative Agent will promptly distribute to each Bank its ratable share (if any) of each such payment received by the Administrative Agent for the account of one or more Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees or commissions shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to one or more Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate for such day.

         (c) If the Administrative Agent receives any payment for the account of one or more Banks before 12:00 Noon (Eastern Time) on any Domestic Business Day and fails to distribute such payment to such Banks before the end of such Domestic Business Day, the Administrative Agent shall pay to each such Bank interest on its share of such payment, for each day from and including such Domestic Business Day to but excluding the Domestic Business Day on which the Administrative Agent distributes such payment, at the Federal Funds Rate for such day. If the Administrative Agent receives any payment for the benefit of one or more Banks at or after 12:00 Noon (Eastern Time) on any Domestic Business Day and fails to distribute such payment to such Banks before the end of the next succeeding Domestic Business Day, the Administrative Agent shall pay to each such Bank interest on its share of such payment, for each day from and including such next succeeding Domestic Business Day to but excluding the Domestic Business Day on which the Administrative Agent distributes such payment, at the Federal Funds Rate for such day.

         (d) If a Borrower makes any payment to the Administrative Agent for the account of one or more Banks at or after 12:00 Noon (Eastern Time) on any Domestic Business Day and the Administrative Agent fails to distribute such payment to such Banks before the end of such Domestic Business Day, such Borrower shall be deemed to have made such payment on the next succeeding Domestic Business Day.

         SECTION 2.16. Funding Losses. If the relevant Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Article 2, 7 or 9 otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.7(d), or if the relevant Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.4(a), 2.8(c) or 2.11(c), such Borrower shall pay to each Bank within 15 days after demand an amount calculated as provided in Exhibit L hereto to compensate such Bank for any loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, provided that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.17. Computation of Interest, Fees and Commissions. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees payable under this Article 2 shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.18 Eligible Subsidiaries. (a) Any Substantially Wholly-Owned Consolidated Subsidiary may become an Eligible Subsidiary either (i) by signing this Agreement as originally executed or (ii) by signing and delivering to the Administrative Agent an Election to Participate duly executed by such Subsidiary and by the Company in such number of copies as the Administrative Agent shall request.

         (b) Any Eligible Subsidiary shall cease to be an Eligible Subsidiary upon receipt by the Administrative Agent of an Election to Terminate duly executed by such Subsidiary and by the Company in such number of copies as the Administrative Agent shall request. The delivery of an Election to Terminate to the Administrative Agent shall not affect any obligation of such Subsidiary theretofore incurred by such Subsidiary under this Agreement, its Notes or its Yen Notes.

         (c) Promptly upon receiving any such Election to Participate or Election to Terminate, the Administrative Agent shall notify the Yen Administrative Agent and each Lender thereof.

                                    ARTICLE 3
                                 THE YEN CREDITS


         SECTION 3.1. Commitments to Lend. Each Yen Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans in Yen to the Borrowers pursuant to this Section from time to time on and after the Effective Date and prior to the Termination Date; provided that no Yen Borrowing under this Section shall be made if, immediately after giving effect thereto, the Dollar Equivalent Amount of the aggregate outstanding principal amount of Yen Loans made by any Yen Lender would exceed its Yen Commitment. Each Yen Borrowing under this Section shall be in an aggregate principal amount of Yen 500,000,000 or any larger multiple of Yen 100,000,000 (except that the Dollar Equivalent Amount of any Yen Borrowing may be in the aggregate amount of the unused Yen Commitments) and shall be made from the several Yen Lenders ratably in proportion to their respective Yen Commitments. Within the foregoing limits, a Borrower may borrow under this Section, prepay Yen Loans to the extent permitted by Section 3.10, and reborrow under this Section at any time prior to the Termination Date.

         SECTION 3.2. Notice of Yen Borrowing. The relevant Borrower shall give the Yen Administrative Agent notice (a "Notice of Yen Borrowing") not later than 10:00 A.M. (Eastern Time) on the fourth Tokyo Business Day before each Yen Borrowing, specifying:

           (i) the name of the proposed Borrower;

          (ii) the date of such Yen Borrowing, which shall be a Tokyo Business Day;

         (iii) the aggregate amount of such Yen Borrowing; and

          (iv) the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 3.3. Notice to Yen Lenders; Funding of Yen Loans. (a) Upon receipt of a Notice of Yen Borrowing, the Yen Administrative Agent shall promptly notify each Yen Lender of the contents thereof and of such Yen Lender's ratable share of such Yen Borrowing and such Notice of Yen Borrowing shall not thereafter be revocable by the relevant Borrower.

         (b) Not later than 2:00 P.M. (Tokyo time) on the date of each Yen Borrowing, each Yen Lender participating therein shall make available its share of such Yen Borrowing, in Yen immediately available in Tokyo, to the Yen Administrative Agent at its address in Tokyo referred to in Section 12.1. Unless the Yen Administrative Agent determines that any applicable condition specified in Article 4 has not been satisfied, the Yen Administrative Agent will make the funds so received from the Yen Lenders available to the relevant Borrower at the Yen Administrative Agent's aforesaid address.

         (c) Unless the Yen Administrative Agent shall have received notice from a Yen Lender at least three Tokyo Business Days prior to the date of any Yen Borrowing that such Yen Lender will not make available to the Yen Administrative Agent such Yen Lender's share of such Yen Borrowing, the Yen Administrative Agent may assume that such Yen Lender has made such share available to the Yen Administrative Agent on the date of such Yen Borrowing in accordance with subsection (b) of this Section and the Yen Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Yen Lender shall not have so made such share available to the Yen Administrative Agent, such Yen Lender and the relevant Borrower severally agree to repay to the Yen Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Yen Administrative Agent, at (i) in the case of such Borrower, a rate per annum equal to the higher of the Yen Overdraft Rate for such day and the interest rate applicable to such Yen Borrowing pursuant to Section 3.7 and (ii) in the case of such Yen Lender, the Yen Overdraft Rate for such day. If such Yen Lender shall repay to the Yen Administrative Agent such corresponding amount, such amount so repaid shall constitute such Yen Lender's Yen Loan included in such Yen Borrowing for purposes of this Agreement.

         SECTION 3.4. Notes. (a) The Yen Loans of each Yen Lender to each Borrower shall be evidenced by a single Yen Note of such Borrower payable to the order of such Yen Lender for the account of its Yen Lending Office in an amount equal to the aggregate unpaid principal amount of such Yen Lender's Loans to such Borrower.

         (b) Upon receipt of a Yen Note of a Borrower for each Yen Lender pursuant to Section 4.1(c) or 4.3(b), the Documentation Agent shall forward such Yen Note to such Yen

Lender. Each Yen Lender shall record the date and amount of each Yen Loan made by it to each Borrower and the date and amount of each payment of principal made by such Borrower with respect thereto, and may, if such Yen Lender so elects in connection with any transfer or enforcement of its Yen Note of such Borrower, endorse on the schedule forming a part thereof appropriate notations (or attach thereto a schedule containing such notations) to evidence the foregoing information with respect to each such Yen Loan to such Borrower then outstanding; provided that the failure of any Yen Lender to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Yen Notes. Each Yen Lender is hereby irrevocably authorized by each Borrower so to endorse its Yen Notes and to attach to and make a part of any Yen Note such a schedule and a continuation of any such schedule as and when required.

         SECTION 3.5. Mandatory Termination of Yen Commitments; Maturity of Yen Loans. The Yen Commitments shall terminate on the Termination Date, unless terminated earlier in accordance with this Agreement, and any Yen Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 3.6. Method of Electing Additional Interest Periods. At the end of each Interest Period applicable to a Yen Borrowing, the relevant Borrower may elect the duration of the next succeeding Interest Period applicable thereto by delivering a notice (a "Notice of Yen Interest Period Election") to the Yen Administrative Agent at its address in New York at least four Tokyo Business Days before such Interest Period is to begin. Each such Notice of Yen Interest Period Election shall specify:

         (i)   the Yen Borrowing to which it applies;

         (ii) the date on which the next succeeding Interest Period applicable thereto will begin; and

         (iii) the duration of such succeeding Interest Period (which shall comply with the provisions of the definition of Interest Period).

Upon receipt of a Notice of Yen Interest Period Election from a Borrower pursuant to this Section, the Yen Administrative Agent shall promptly notify each Yen Lender of the contents thereof and such notice shall not thereafter be revocable by such Borrower. If the relevant Borrower fails to deliver a timely Notice of Yen Interest Period Election to the Yen Administrative Agent for any Yen

Borrowing, the duration of the next Interest Period applicable thereto shall be one month.

         SECTION 3.7. Interest Rates. (a) Each Yen Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the TIBOR Margin for such day plus the Tokyo Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable in Yen for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         "TIBOR Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         The "Tokyo Interbank Offered Rate" applicable to any Interest Period means the rate per annum shown on page 17096 of the Dow Jones Company Telerate screen or any successor page as the composite offered rate for Tokyo interbank deposits in Yen with a maturity comparable to such Interest Period as shown under the heading "Yen" in the "Offered" column as of 11:00 A.M. (Tokyo time) two Tokyo Business Days prior to the first day of such Interest Period. If no such rate is available, the Tokyo Interbank Offered Rate applicable to any Interest Period means the relevant rate per annum displayed on the equivalent page of the Reuters Money Rates as of 11:00 A.M. (Tokyo time) two Tokyo Business Days prior to the first day of such Interest Period for Tokyo interbank deposits in Yen with a maturity comparable to such Interest Period.

         (b) Any overdue principal of or interest on any Yen Loan shall bear interest, payable in Yen on demand, for each day until paid, at a rate per annum equal to the sum of 2% plus the TIBOR Margin for such day plus the Tokyo Interbank Offered Rate applicable to such Yen Loan immediately before such payment was due.

         (c) Within 45 days after the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending December 31, 1995), the Company will notify the Yen Administrative Agent and each Yen Lender of the Pricing Ratio determined as of the end of such Fiscal Quarter and the Pricing Level to be applicable during the Pricing Period that begins 46 days after the end of such Fiscal Quarter. The Yen Administrative Agent will rely on such notification in determining interest rates and fees hereunder for such Pricing Period, unless and until the Administrative Agent notifies the Yen Administrative Agent pursuant to Section

2.7(f) that a different Pricing Level (the "Corrected Pricing Level") is applicable during such Pricing Period, in which event the Yen Administrative Agent shall thereafter determine interest rates and fees for such Pricing Period based on the Corrected Pricing Level. If any interest or fees accrue during such Pricing Period and are paid before the Administrative Agent notifies the Yen Administrative Agent that the Pricing Level should be corrected as aforesaid, the Yen Administrative Agent shall notify the relevant Borrower and the Yen Lenders of the amount of any resulting underpayment or overpayment. In the case of an underpayment, such Borrower shall, within three Tokyo Business Days after receiving such notice thereof, pay the amount thereof to the Yen Administrative Agent for the account of the relevant Yen Lenders. In the case of an overpayment, the amount thereof shall be credited against subsequent payments of interest and fees payable hereunder for the account of the relevant Yen Lenders, all as determined by the Yen Administrative Agent.

         (d) If, for any reason, the Tokyo Interbank Offered Rate applicable to any Interest Period cannot be determined by reference to page 17096 of the Dow Jones Company Telerate screen or the equivalent page of the Reuters Money Rates, the Yen Administrative Agent shall give notice of such condition to the Company and the Yen Lenders forthwith. Each Yen Lender shall, within two Tokyo Business Days after the date of such notice, notify the Yen Administrative Agent of the interest rate (or the basis for determining the interest rate) at which it is prepared to make or maintain its affected Yen Loan for the affected Interest Period. The interest rate applicable to the affected Yen Loans for the affected Interest Period shall be the highest of the rates so provided (or so determined).

         (e) The Yen Administrative Agent shall determine each interest rate applicable to the Yen Loans hereunder. The Yen Administrative Agent shall give prompt notice to the Company and the Yen Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         SECTION 3.8. Facility Fee. The Company shall pay to the Yen Administrative Agent for the account of the Yen Lenders ratably a facility fee in Dollars at the Facility Fee Rate (determined for each day in accordance with the Pricing Schedule). Such facility fee shall accrue (i) for each day from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Yen Commitments in their entirety), on the daily aggregate amount of the Yen Commitments (whether used or unused) on such day and (ii) for each day from and including such date of termination to but excluding the date the Yen Loans shall be repaid in their entirety, on the Dollar Equivalent Amount of the aggregate outstanding principal amount of the Yen Loans on such day. Such facility fee shall be payable quarterly in arrears on each Quarterly Payment Date and on the date of termination of the Yen Commitments in their entirety (and, if later, the date the Yen Loans shall be repaid in their entirety).

         SECTION 3.9. Optional Termination or Reduction of Yen Commitments. The Company may, upon at least three Tokyo Business Days' notice to the Yen Administrative Agent, terminate at any time or ratably reduce from time to time, by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the unused portions of the Yen Commitments. Upon any such termination or reduction of the Yen Commitments, the Yen Administrative Agent shall promptly notify each Yen Lender thereof. If the Yen Commitments are terminated in their entirety, all facility fees accrued hereunder shall be payable on the effective date of such termination.

         SECTION 3.10. Optional Prepayments. (a) Any Borrower may, upon at least three Tokyo Business Days' notice to the Yen Administrative Agent, ratably prepay the Yen Loans, in whole at any time, or from time to time in part in amounts aggregating Yen 500,000,000 or any larger multiple of Yen 100,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. In connection with any such prepayment, the relevant Borrower shall comply with the provisions of Section 3.13 if applicable.

         (b) Upon receipt of a notice of prepayment pursuant to this Section, the Yen Administrative Agent shall promptly notify each Yen Lender of the contents thereof and of such Yen Lender's ratable share of such prepayment and such notice shall not thereafter be revocable by the relevant Borrower.

         SECTION 3.11. Mandatory Prepayments. On the first date of each Interest Period (except the initial Interest Period) applicable to each Yen Borrowing, the relevant Borrower shall ratably prepay the Yen Loans included in such Yen Borrowing to the extent, if any, required so that the Dollar Equivalent Amount of the aggregate principal amount of all Yen Loans outstanding immediately after such Interest Period begins will not exceed $25,000,000. The Yen Administrative Agent shall determine the aggregate amount, if any, required to be prepaid on the first day of any such Interest Period and notify the relevant Borrower thereof at least three Tokyo Business Days before such Interest Period begins. At least two Tokyo Business Days before such Interest Period begins the Yen Administrative Agent shall notify each Yen Lender of the aggregate amount required to be prepaid (or any larger amount that the relevant Borrower shall have advised the Yen Administrative Agent that it wishes to prepay) and of such Yen Lender's ratable share of such prepayment and such notice of prepayment shall not thereafter be revocable by the relevant Borrower.

         SECTION 3.12. General Provisions as to Payments. (a) The relevant Borrower shall make each payment of principal of, and interest on, the Yen Loans to be paid by it hereunder, not later than 11:00 A.M. (Tokyo Time) on the date when due, in Yen to the Yen Administrative Agent at its address in Tokyo referred to in Section 12.1. The Yen Administrative Agent will promptly distribute to each Yen Lender its ratable share of each such payment received by the Yen Administrative Agent for the account of the Yen Lenders. Whenever any payment of principal of, or interest on, the Yen Loans shall be due on a day which is not a Tokyo Business Day, the date for payment thereof shall be extended to the next succeeding Tokyo Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) The Company shall make each payment of facility fees with respect to the Yen Commitments to be paid by it hereunder, not later than 11:00 A.M. (Eastern Time) on the date when due, in Dollars to the Yen Administrative Agent at its address in New York referred to in Section 12.1. The Yen Administrative Agent will promptly distribute to each Yen Lender at its address in New York referred to in Section 12.1 its ratable share of each such payment received by the Yen Administrative Agent for the account of the Yen Lenders. Whenever any such payment of facility fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.

         (c) Unless the Yen Administrative Agent shall have received notice from a Borrower prior to the date on which any payment of principal or interest is due from such Borrower to the Yen Lenders hereunder that such Borrower will not make such payment in full, the Yen Administrative Agent may assume that such Borrower has made such payment in full to the Yen Administrative Agent on such date and the Yen Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Yen Lender on such due date an amount equal to the amount then due such Yen Lender. If and to the extent that such Borrower shall not have so made such payment, each Yen Lender shall repay to the Yen Administrative Agent forthwith on demand such amount distributed to such Yen Lender together with interest thereon, for each day from the date such amount is distributed to such Yen Lender until the date such Yen Lender repays such amount to the Yen Administrative Agent, at the Yen Overdraft Rate for such day.

         (d) If the Yen Administrative Agent receives any payment of principal or interest for the account of the Yen Lenders before 12:00 Noon (Tokyo time) on any Tokyo Business Day and fails to distribute such payment to the Yen Lenders before the end of such Tokyo Business Day, the Yen Administrative Agent shall pay to each Yen Lender interest on its share of such payment, for each day from and including such Tokyo Business Day to but excluding the Tokyo Business Day on which the Yen Administrative Agent distributes such payment, at the Yen Overdraft Rate for such day. If the Yen Administrative Agent receives any payment of principal or interest for the benefit of the Yen Lenders at or after 12:00 Noon (Tokyo time) on any Tokyo Business Day and fails to distribute such payment to the Yen Lenders before the end of the next succeeding Tokyo Business Day, the Yen Administrative Agent shall pay to each Yen Lender interest on its share of such payment, for each day from and including such next succeeding Tokyo Business Day to but excluding the Tokyo Business Day on which the Yen Administrative Agent distributes such payment, at the Yen Overdraft Rate for such day.

         (e) If a Borrower makes any payment of principal or interest to the Yen Administrative Agent for the account of the Yen Lenders at or after 12:00 Noon (Tokyo time) on any Tokyo Business Day and the Yen Administrative Agent fails to distribute such payment to the Yen Lenders before the end of such Tokyo Business Day, such Borrower shall be deemed to have made such payment on the next succeeding Tokyo Business Day.

         SECTION 3.13. Funding Losses. If the relevant Borrower makes any payment of principal with respect to any Yen Loan on any day other than the last day of an Interest Period applicable thereto, or if the relevant Borrower fails to borrow or prepay any Yen Loan after notice has been given to any Yen Lender in accordance with Section 3.3(a), 3.6 or 3.10(a), such Borrower shall pay to each Yen Lender within 15 days after demand an amount calculated as provided in Exhibit L hereto to compensate such Yen Lender for any loss or expense incurred by it (or by an existing or prospective Participant in the related Yen Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, provided that such Yen Lender shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 3.14. Computation of Interest and Fees. All interest and fees payable under this Article 3 shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                                    ARTICLE 4
                                   CONDITIONS

         SECTION 4.1. Effectiveness. This Agreement shall become effective upon receipt by the Documentation Agent of the following:

         (a) a counterpart hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, facsimile or other written confirmation, in form satisfactory to the Documentation Agent, confirming that such party has executed a counterpart hereof);

         (b) a duly executed Note of each of the Company, Auto Suture Japan Inc. and USSC Financial Services, Inc. for the account of each Bank dated on or before the Effective Date and complying with the provisions of Section 2.5;

         (c) a duly executed Yen Note of each of the Company, Auto Suture Japan Inc. and USSC Financial Services, Inc. for the account of each Yen Lender dated on or before the Effective Date and complying with the provisions of
    Section 3.4;

         (d) an opinion of Donald F. Crane, Jr., Senior SEC Counsel of the Company, substantially in the form of Exhibit F hereto, dated the Effective Date and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

         (e) an opinion of Davis Polk & Wardwell, special counsel for the Documentation Agent, substantially in the form of Exhibit G hereto, dated the Effective Date and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request;

         (f) an opinion of counsel acceptable to the Documentation Agent, for each Eligible Subsidiary that signs this Agreement as originally executed, substantially in the form of Exhibit J hereto (appropriately modified to reflect the fact that such Eligible Subsidiary has signed this Agreement rather than an Election to Participate) and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request; provided that no such opinion shall be required with respect to matters that, with the consent of the Documentation Agent, are included in the opinion delivered pursuant to clause (d) of this Section;

         (g) evidence satisfactory to the Documentation Agent that the Company has paid (or made arrangements satisfactory to the Documentation Agent for the payment of) all principal of and interest on any loans outstanding under the Existing Credit Agreement on the Effective Date, all fees accrued thereunder to but excluding the Effective Date and all other amounts then due and payable by the Company thereunder;

         (h) evidence satisfactory to the Documentation Agent that the Company has paid to the Administrative Agent a participation fee for the account of each Lender as set forth in the memorandum dated November 13, 1995 from the Arrangers to the Lenders on the subject of "Upfront Fees";

         (i) the certificate with respect to insurance required by Section 6.3(b) to be delivered on the Effective Date (with a copy thereof for each Lender); and

         (j) all documents that the Documentation Agent may reasonably request relating to the existence of the Borrowers, the corporate authority for and the validity of this Agreement, the Notes and the Yen Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Documentation Agent.

The Documentation Agent shall promptly notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding on all parties hereto. The Banks

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
that are parties to the Existing Credit Agreement and the Company agree that the commitments of such Banks under the Existing Credit Agreement shall terminate in their entirety simultaneously with the effectiveness of this Agreement.

         SECTION 4.2. Each Extension of Credit. The obligation of any Bank, Issuing Bank or Yen Lender to make any Extension of Credit to any Borrower is subject to the satisfaction of the following conditions:

         (a) the fact that the Effective Date shall have occurred on or prior to December 29, 1995;

         (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or 2.3, or by the Yen Administrative Agent of a Notice of Yen Borrowing as required by Section 3.2, or receipt by such Issuing Bank of a Notice of LC Issuance or Notice of LC Extension as required by Section 2.14, as the case may be;

         (c) except in the case of a Yen Borrowing, the fact that, immediately after giving effect to such Extension of Credit, the sum of (i) the Total Committed Exposures of the Banks and (ii) the aggregate outstanding principal amount of the Money Market Loans will not exceed the aggregate amount of the Commitments;

         (d) the fact that, immediately before and after such Extension of Credit, no Default shall have occurred and be continuing;

         (e) the fact that the representations and warranties of the Borrowers contained in this Agreement shall be true on and as of the date of such Extension of Credit;

         (f) the fact that, immediately after such Extension of Credit (and after applying the proceeds thereof, if any), not more than 25% of the value of the assets subject to each of the restrictions set forth in Sections 6.10 and 6.14 is represented by "margin stock" (as defined in Regulation U); and

         (g) receipt by the Administrative Agent or the Yen Administrative Agent, as the case may be, of a certificate signed by the Company's president, chief executive officer, chief operating officer, chief financial officer, treasurer or controller (which certificate may be included in and dated the date of the related Notice of Borrowing, Notice of Yen Borrowing, Notice of LC Issuance or Notice of LC Extension delivered pursuant to clause (b) of this Section) as to the facts specified in clauses (c), (d), (e) and (f) of this Section and, in the case of an issuance or extension of a Letter of Credit, as to compliance with the conditions specified in clauses (A) and (D) of
    Section 2.14(a)(iii).

         SECTION 4.3. First Extension of Credit to Each Eligible Subsidiary. The obligation of any Bank, Issuing Bank or Yen Lender to make any Extension of Credit on the occasion of the first Extension of Credit to any Eligible Subsidiary is subject to the receipt by the Documentation Agent of the following:

         (a) a duly executed Note of such Eligible Subsidiary for the account of each Bank dated on or before the date of such Extension of Credit and complying with the provisions of Section 2.5;

         (b) a duly executed Yen Note of such Eligible Subsidiary for the account of each Yen Lender dated on or before the date of such Extension of Credit and complying with the provisions of Section 3.4;

         (c) an opinion of counsel for such Eligible Subsidiary acceptable to the Documentation Agent, substantially in the form of Exhibit J hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request; and

         (d) all documents which the Documentation Agent may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement, the Notes and/or the Yen Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Documentation Agent.

The opinion referred to in clause (c) above shall be dated no more than five Euro-Dollar Business Days before the date of the first Extension of Credit to such Eligible Subsidiary hereunder.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants that:

         SECTION 5.1. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         SECTION 5.2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and its Notes and Yen Notes (if any) are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing (except filings under the Exchange Act) with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         SECTION 5.3. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and each Note and Yen Note (if any) of the Company, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms.

         SECTION 5.4. Financial Information. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of operations, cash flows and changes in stockholders' equity for the Fiscal Year then ended, reported on by Deloitte & Touche LLP and set forth in the Company's 1994 Form 10-K, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such Fiscal Year.

         (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 1995 and the related unaudited consolidated statements of operations, cash flows and changes in stockholders' equity for the nine months then ended, set forth in the Company's Latest Form 10-Q, a copy of which has been delivered to each of the Lenders, fairly present, on a basis consistent with the financial statements referred to in subsection
(a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

         (c) Since September 30, 1995 there has been no material adverse change in the business, financial position, operations or properties of the Company and its Consolidated Subsidiaries, considered as a whole.

         SECTION 5.5. Litigation. Except as disclosed in the Company's 1994 Form 10-K or the Company's Latest Form 10-Q, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in an adverse decision that would materially adversely affect the business, financial position, operations or properties of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement or any of the Notes or Yen Notes.

         SECTION 5.6. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 5.7. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial position, operations or properties of the Company and its Subsidiaries, considered as a whole.

         SECTION 5.8. Taxes. The Company and its Subsidiaries have filed all income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except any such assessment that is being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

         SECTION 5.9. Subsidiaries. Each of the Company's corporate Subsidiaries (except inactive Subsidiaries) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. All of the Company's active Subsidiaries are listed on Exhibit M hereto (which may be amended from time to time by notice from the Company to each of the Lenders).

         SECTION 5.10. Not an Investment Company. No Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 5.11. Full Disclosure. All information (other than financial forecasts and projections) contained in the documents listed on Exhibit N hereto is, and all information (other than financial forecasts and projections) hereafter furnished by the Company in writing to any of the Agents or the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby will be, true and accurate in all material respects on the date as of which such information is stated or certified. All financial forecasts and projections contained in the documents listed in Exhibit N hereto were, and all financial forecasts and projections hereafter furnished by the Company in writing to any of the Agents or the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby will be, prepared by the Company in good faith based on assumptions believed by the Company, at the time such financial forecasts and/or projections were or hereafter are prepared, to be reasonable. The Company has disclosed to the Lenders in writing any and all facts (other than facts affecting the health care business generally) which materially and adversely affect, or are reasonably likely to materially and adversely affect (to the extent the Company can now reasonably foresee), the business, financial position, operations or properties of the Company and its Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement, its Notes and its Yen Notes (if any).

         SECTION 5.12. Other Existing Debt Documents. Each copy of an Other Existing Debt Document heretofore delivered by the Company to any of the Agents or the Lenders is a complete and correct copy of such Other Existing Debt Document as in effect on the Effective Date. Each of the Other Existing Debt Documents is a valid and binding agreement of the parties thereto and is in full force and effect. The Company is not in default under any of the provisions of any of the Other Existing Debt Documents to which it is a party.

         SECTION 5.13. No Default under Other Agreements. Neither the Company nor any Subsidiary is a party to any indenture, loan agreement, credit agreement, lease or other agreement or instrument (excluding this Agreement and the Other Existing Debt Documents) or subject to any charter or corporate restriction, in each case which could reasonably be expected to have a material adverse effect on the business, financial position, operations or properties of the Company and its Subsidiaries, considered as a whole, or the ability of the Company to perform its obligations under this Agreement, its Notes and its Yen Notes (if any). Neither the Company nor any Subsidiary is in default under any of the provisions of any indenture, loan agreement, credit agreement, lease or other agreement or instrument to which it is party (excluding this Agreement and the Other Existing Debt Documents) which default could reasonably be expected to have a material adverse effect on the business, financial position, operations or properties of the Company and its Subsidiaries, considered as a whole.

         SECTION 5.14. Compliance with Laws. The Company and each Subsidiary is in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) failures to comply therewith, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, financial position, operations or properties of the Company and its Subsidiaries, considered as a whole.

                                    ARTICLE 6
                                    COVENANTS

         The Company agrees that, so long as any Lender has any Commitment or Yen Commitment hereunder or any Letter of Credit remains outstanding or any amount payable under any Note or Yen Note remains unpaid or any Reimbursement Obligation remains unpaid:

         SECTION 6.1.  Information. The Company will deliver to each of the
Lenders:

         (a) as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, cash flows and changes in stockholders' equity for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all audited by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing and accompanied by an opinion of such auditors (without any qualification that would not be acceptable to the SEC for purposes of filings under the Exchange Act);

         (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related consolidated statements of operations, cash flows and changes in stockholders' equity for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in the case of such consolidated statements of operations, cash flows and changes in stockholders' equity in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer, the treasurer or the principal accounting officer of the Company;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the Company, signed by its chief financial officer, treasurer or principal accounting officer, (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 6.7 to 6.14, inclusive, on the date of such financial statements; (ii) setting forth in reasonable detail the calculation of the Pricing Ratio to be determined as of the date of such financial statements and
(iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (d) as soon as available and in any event within 45 days after the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending December 31,
1995), the notice required by Section 2.7(f) with respect to the Pricing Ratio determined as of the end of such Fiscal Quarter and the Pricing Level to be applicable for the next Pricing Period;

         (e) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which audited and reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed under Sections 6.7 to 6.14, inclusive, on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

         (f) within five Domestic Business Days after any Responsible Officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the treasurer or the principal accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (g) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

         (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto (unless requested by such Lender) and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the SEC;

         (i) unless Investment Grade Status exists at the time, as soon as available and in any event on or before March 31 of each Fiscal Year, a budget for such Fiscal Year, approved by the Company's board of directors, setting forth anticipated income, expense and capital expenditure items for each Fiscal Quarter during such Fiscal Year, and concurrently with the delivery of financial statements for each such Fiscal Quarter pursuant to clauses (a) and (b) above, a report setting forth a detailed comparison to such budget; provided that, if such a budget has not been prepared and approved by the Company's board of directors before January 31 of such Fiscal Year, projections of such items for such Fiscal Year shall be delivered pursuant to this clause (i) no later than January 31 of such Fiscal Year (to be replaced by the approved budget when delivered);

         (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;

(iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the treasurer or the principal accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

         (k) as soon as reasonably practicable after any Responsible Officer of the Company obtains knowledge of the commencement of, or of a threat (with respect to which there is a reasonable likelihood of assertion) of the commencement of, an action, suit or proceeding against the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could reasonably be expected to materially adversely affect the business, financial position, operations or properties of the Company and its Subsidiaries considered as a whole, or which in any manner questions the validity or enforceability of this Agreement or any of the Notes or Yen Notes, information as to the nature of such pending or threatened action, suit or proceeding and any material developments from time to time with respect thereto;

         (l) upon execution thereof, a copy of each amendment, waiver or other document modifying any Other Existing Debt Document; and

         (m) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Documentation Agent, at the request of any Lender, may reasonably request.

         SECTION 6.2. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same are contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

         SECTION 6.3. Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all of its property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) The Company will maintain, and will cause each Subsidiary to maintain, to the extent commercially available, with financially sound and reputable insurers, (i) physical damage insurance on all of its real and personal property on an all risks basis (including the perils of flood and earthquake, if such insurance is available on reasonable terms), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense, (ii) general public liability insurance (including product liability coverage) in an amount not less than $50,000,000 and (iii) such other insurance coverage in such amounts and with respect to such risks as the Required Lenders may reasonably request; provided that the Company and its Subsidiaries may self-insure against, and/or such insurance may provide for deductibles with regard to, hazards and risks with respect to which, and in such amounts as, the Company in good faith determines to be prudent, but only so long as the aggregate of all such deductibles and self-insurance applicable with respect to any Fiscal Year under all such insurance required under clauses (i) and (ii) above does not exceed 4% of Consolidated Net Worth at the end of the immediately preceding Fiscal Year. The Company will deliver, with respect to the types of insurance required by this Section, (i) to the Documentation Agent on the Effective Date, a certificate dated such date (with a copy for each Lender) showing the amount of coverage as of such date, (ii) to each Lender, upon request by any Lender through the Administrative Agent, from time to time full information as to the insurance carried, (iii) to each Lender, within five days of receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iv) to each Lender, prompt notice of any cancellation or nonrenewal of coverage by the Company.

         SECTION 6.4. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect, their respective existences and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 6.4 shall prohibit (i) the merger of a Subsidiary into the Company, if immediately after such merger no Default shall have occurred and be continuing, (ii) the merger or consolidation of a Subsidiary with or into a Person other than the Company, if the corporation surviving such consolidation or merger is a Subsidiary and, immediately after giving effect thereto, no Default shall have occurred and be continuing or (iii) the termination of the existence of any Subsidiary or any of the rights, privileges and franchises of the Company or any Subsidiary if, in each case, the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Lenders.

         SECTION 6.5. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) failures to comply therewith, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, financial position, operations or properties of the Company and its Subsidiaries, considered as a whole.

         SECTION 6.6. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and, subject to the Company's normal security procedures, will permit, and will cause each Subsidiary to permit, representatives of any Lender at such Lender's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times (after reasonable notice to the Company's chief financial officer) and as often as may reasonably be desired, but only for the purpose of determining the condition of the assets of the Company or such Subsidiary, as the case may be, and the Company's compliance with the terms and conditions of this Agreement; provided that, so long as no Event of Default shall have occurred and be continuing, one or more persons designated by the Company's chief financial officer shall be entitled to attend any such visit or discussion.

         SECTION 6.7. Minimum Consolidated Net Worth. Consolidated Net Worth will not at any time be less than the sum of (i) $505,300,000 and (ii) 50% of the consolidated net income (if positive) of the Company and its Consolidated Subsidiaries for each Fiscal Quarter ending prior to such time, commencing with the Fiscal Quarter ending December 31, 1995.

         SECTION 6.8. Leverage Ratio. Consolidated Debt will at no time be greater than 60% of Consolidated Total Capital.

         SECTION 6.9. Fixed Charge Coverage. At the end of each Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 1995, the ratio of (i) the sum of Consolidated EBITDA plus Consolidated Net Rent Expense less Consolidated Capital Expenditures to (ii) the sum of Consolidated Net Interest Expense plus Consolidated Net Rent Expense plus Preferred Dividends plus Other Scheduled Debt Payments, in each case for the period of four consecutive Fiscal Quarters then ended, will not be less than 1.6:1.

         SECTION 6.10. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset (including, without limitation, the capital stock of any of its Subsidiaries) now owned or hereafter acquired by it, except:

         (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement, provided that such Liens and the principal amounts secured thereby on the date of this Agreement are listed on Exhibit O hereto;

         (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

         (c) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

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
         (d) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

         (e) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset within 12 months after the acquisition thereof;

         (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

         (g) any Lien created for the direct or indirect benefit of the purchasers or lenders in connection with any Permitted Asset Securitization;

         (h) Liens arising by operation of law in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure any single obligation or series of related obligations in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

         (i) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000; and

         (j) Liens not otherwise permitted by the foregoing clauses of this Section securing an aggregate amount at any time outstanding not to exceed $15,000,000.

Nothing in clause (h) or (j) of this Section shall permit any Lien securing any obligation arising under the Other Existing Debt Documents. Whenever this Section permits a Lien to exist on any asset owned or leased by the Company or any Subsidiary, it shall be construed to permit the same Lien to exist with respect to any improvements to such asset.

         SECTION 6.11. Investments. Neither the Company nor any Subsidiary will make or acquire any Investment in any Person, other than:

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         (i)   Permitted Temporary Cash Investments;

        (ii) any Investment in a Person which is a Consolidated Subsidiary immediately after such Investment is made;

       (iii) any Debt of a buyer received as all or part of the consideration for an Asset Sale permitted by Section 6.14;

        (iv) any investment in a trust or other entity created for purposes of any Permitted Asset Securitization; and

         (v) any other Investment if, immediately after such Investment is made, the aggregate original cost of all Investments made after September 30, 1995 pursuant to this clause (v) does not exceed 10% of Consolidated Net Worth.

         SECTION 6.12. Dividends and Common Stock Payments. (a) The Company will not declare any Common Stock Dividend and neither the Company nor any Subsidiary will make any Common Stock Payment unless, after giving effect to such declaration or Common Stock Payment, no Default shall have occurred and be continuing and either:

         (i) the aggregate amount of all Common Stock Dividends declared and Common Stock Payments made in the then current Fiscal Quarter will not exceed $1,250,000, as such amount may be adjusted from time to time pursuant to subsection (c) of this Section, or

        (ii) the aggregate amount of all Common Stock Dividends declared and all Common Stock Payments made in the then current Fiscal Quarter and the three immediately preceding Fiscal Quarters will not exceed 20% of the Adjusted Consolidated Net Income of the Company and its Consolidated Subsidiaries for the immediately preceding four Fiscal Quarters;

provided that the Company may declare Common Stock Dividends and the Company and its Subsidiaries may make Common Stock Payments at any time when Investment Grade Status exists without regard to the limitation in clause (ii) of this Section; but, if Investment Grade Status subsequently ceases to exist, Common Stock Dividends declared and Common Stock Payments made when Investment Grade Status existed shall be taken into account in determining whether other Common Stock Dividends may be declared or other Common Stock Payments may be made under this Section.

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
         (b) The Company will not declare any Common Stock Dividend more than 50 days before such Common Stock Dividend is payable.

         (c) If the number of outstanding shares of the Company's common stock changes during any Fiscal Quarter ending after September 30, 1995 (by reason of a conversion of outstanding preferred stock, a new issuance of common stock or otherwise), the amount specified in subsection (a)(i) of this Section (as such amount may theretofore have been adjusted pursuant to this subsection (c)) shall be adjusted for purposes of all subsequent Fiscal Quarters by multiplying such amount by a fraction of which the numerator is the number of shares of the Company's common stock outstanding at the end of such Fiscal Quarter and the denominator is the number of shares of the Company's common stock outstanding at the beginning of such Fiscal Quarter (adjusted to eliminate the effect of any stock split, stock dividend or reverse stock split during such Fiscal Quarter).

         SECTION 6.13. Limitation on Subsidiary Debt. The aggregate principal amount of all Debt of all Consolidated Subsidiaries (excluding (i) Debt existing on the Effective Date under the U.I.S. Financing Documents in an aggregate principal amount not greater than FF 545,000,000 and (ii) Intercompany Debt owed to the Company or to a Substantially Wholly-Owned Consolidated Subsidiary) will at no time exceed $100,000,000 (or its equivalent in foreign currencies). For purposes of this Section any preferred stock of a Consolidated Subsidiary held by a Person other than the Company or a Substantially Wholly-Owned Consolidated Subsidiary shall be included, at the higher of its voluntary or involuntary liquidation value, in the "Debt" of such Consolidated Subsidiary.

         SECTION 6.14. Asset Sales. (a) The Company will not, and will not permit any Subsidiary to, make any Asset Sale unless, after giving effect thereto, the aggregate consideration received or to be received for all Asset Sales during the then current Fiscal Year would not exceed $50,000,000; provided that, without regard to the limitation in this subsection (a), the Company or any Subsidiary may (x) make or become legally obligated to make Asset Sales at any time when Investment Grade Status exists and (y) make any Asset Sale that it has become legally obligated to make at a time when Investment Grade Status existed, even if Investment Grade Status subsequently ceases to exist; but, if Investment Grade Status subsequently ceases to exist, all Asset Sales made as permitted by the foregoing clauses (x) and (y) shall be taken into account in determining whether other Asset Sales are permitted by this Section.

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
         (b) Whether or not Investment Grade Status exists, (i) the Company and its Subsidiaries will not sell, lease, transfer or otherwise dispose of all or any substantial part of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company and its Subsidiaries and (ii) the Company will not sell, lease, transfer or otherwise dispose of all or any substantial part of its assets to any other Person; provided that this subsection (b) shall not apply to (i) sales of inventory and used, surplus or worn-out equipment in the ordinary course of business or (ii) sales of accounts and notes receivable pursuant to Permitted Asset Securitizations.

         (c) Notwithstanding the restrictions in subsection (b) of this Section, the Company may sell or otherwise dispose of (whether in one or a series of transactions) any of its accounts and notes receivable; provided that (i) the Required Lenders shall have consented in writing to the terms and conditions of such transactions (including, without limitation, any Liens to be created in connection therewith) and (ii) the cash purchase price paid by the purchasers of such accounts and notes receivable shall not exceed $75,000,000 in aggregate unrecovered amount at any time.

         SECTION 6.15. Consolidations and Mergers. The Company will not consolidate or merge with or into any other Person; provided that the Company may merge with another Person if (A) the Company is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

         SECTION 6.16. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment in, Guarantee any Debt of, lease, sell, transfer or otherwise dispose of any assets (tangible or intangible) to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided that the foregoing provisions of this Section shall not prohibit (a) the Company from declaring or paying any lawful dividend permitted by Section 6.12; (b) the Company or any Subsidiary from paying compensation or providing benefits to any of its officers or directors in the ordinary course of business; (c) the Company or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the

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
ordinary course of business and on terms and conditions comparable to the terms and conditions which would apply in a similar transaction with a Person not an Affiliate; (d) the Company or any Subsidiary from making payments of principal, interest and premium on any Debt of the Company or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Company or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a Lender which was not an Affiliate or
(e) the Company or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Company or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates.

         SECTION 6.17. Prepayment of Other Debt. (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly, redeem, retire, purchase, acquire or otherwise make any payment in respect of any Debt (other than the Notes, the Yen Notes and Intercompany Debt) of the Company or any Subsidiary more than 21 days before the stated due date thereof, unless such payment is made with the net cash proceeds of (i) Debt specifically incurred for such purpose and containing terms and conditions substantially similar to or more favorable to the Company and the Lenders than the Debt with respect to which such payment is made, (ii) common stock of the Company sold after September 30, 1995 or (iii) preferred stock of the Company sold after September 30, 1995 which is not subject to redemption, repurchase or other acquisition by the Company or any Subsidiary (except redemption or repurchase at the option of the Company) under any circumstances prior to February 5, 2001.

         (b) The Company will not, and will not permit any Subsidiary to, pay any amount under the North Haven Financing Documents more than 21 days before such payment is due; provided that the rent payable under the North Haven Lease on January 14, 2001 shall not be prepaid.

         (c) The Company will not, and will not permit any Subsidiary to, consent to or enter into any amendment, supplement, waiver or other modification of any agreement or instrument evidencing or governing any such Debt if the result of such modification would be, directly or indirectly, to permit a payment that would have been prohibited pursuant to this Section prior to such modification.

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
         SECTION 6.18. Other Existing Debt Documents. The Company will not, and will not permit any Subsidiary to, (i) consent or enter into any amendment, supplement, waiver or other modification of any of the Other Existing Debt Documents which would increase the amount of the payments to be made by the Company or any Subsidiary in connection therewith (except for reasonable and customary fees and expenses paid, currently or periodically, in connection with any such amendment, supplement, waiver or other modification) or would otherwise be materially adverse to the Company or any Subsidiary or to the Lenders or (ii) directly or indirectly Guarantee the obligations of any Person under the North Haven Financing Documents.

         SECTION 6.19. Use of Proceeds. The Letters of Credit and the proceeds of the Loans will be used by the Borrowers for general corporate purposes. None of such proceeds will be used (i) in violation of any applicable law or regulation (including without limitation Regulation U) or (ii) to purchase any securities evidencing Debt (other than Permitted Temporary Cash Investments) of any Person.

                                    ARTICLE 7
                                    DEFAULTS

         SECTION 7.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) any Borrower shall fail to pay (i) any principal of any Loan, Yen Loan or Reimbursement Obligation when due or (ii) any interest, fee, commission or other amount payable hereunder within two Domestic Business Days (or two Tokyo Business Days, in the case of any such interest, fees or other amounts payable in Yen) after the due date thereof;

         (b) the Company shall fail to observe or perform any covenant contained in Sections 6.7 to 6.19, inclusive, and such failure shall continue for two Domestic Business Days after the Required Lenders shall have determined that such failure, if not cured within two Domestic Business Days, should be an Event of Default under this clause (b) and the Administrative Agent shall have given the Company written notice of such determination;

         (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
    (a) or (b) above)

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
    for 30 days after written notice thereof has been given to the Company by the Administrative Agent at the request of any Lender;

         (d) any representation, warranty, certification or statement made by any Borrower or by a Responsible Officer in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

         (e) the Company or any Subsidiary shall fail to make any payment in respect of Material Financial Obligations when due or within any applicable grace period;

         (f) any event or condition shall occur which results in the acceleration of the maturity of Material Debt or enables the holders of Material Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or permits the holders of Material Debt or any Person acting on such holders' behalf to terminate their commitments (if any) to renew, extend, refund or lend additional amounts of such Material Debt;

         (g) any event or condition shall occur which, with the giving of notice or lapse of time or both, would enable the holders of Material Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or would permit the holders of Material Debt or any Person acting on such holders' behalf to terminate their commitments to renew, extend, refund or lend additional amounts of such Material Debt, and the Company shall fail to cure such event or condition for two Domestic Business Days after the Required Lenders shall have determined that such event or condition, if not cured within two Domestic Business Days, should be an Event of Default under this clause (g) and the Administrative Agent shall have given the Company written notice of such determination;

         (h) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the

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
    appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (i) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

         (k) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 10 days;

         (l) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) shall

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
    have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 25% or more of the outstanding shares of common stock of the Company; or, during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company; provided that such beneficial ownership or change in the Company's directors, as the case may be, shall continue for two Domestic Business Days after the Required Lenders shall have determined that it should be an Event of Default under this clause (l) and the Administrative Agent shall have given the Company written notice of such determination; or

         (m) any provision of Article 11 shall cease to be in full force and effect with respect to the Company, or any Person acting on behalf of the Company shall so assert in writing;

then, and in every such event, the Administrative Agent shall (i) if requested by Lenders having more than 60% in aggregate amount of the Total Commitments, by notice to the Company terminate the Commitments and the Yen Commitments and they shall thereupon terminate, and (ii) if requested by Lenders holding Notes and/or Yen Notes evidencing more than 60% of the sum of (x) the aggregate outstanding principal amount of the Loans and (y) the Dollar Equivalent Amount of the aggregate outstanding principal amount of the Yen Loans, by notice to the Company declare the Notes and Yen Notes and any Reimbursement Obligations (together with all accrued interest thereon and all accrued fees, commissions and other amounts payable by the Borrowers hereunder) to be, and the same shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause (h) or (i) above with respect to any Borrower, without any notice to any Borrower or any other act by the Agents or the Lenders, the Commitments and Yen Commitments shall thereupon terminate and the Notes, Yen Notes and Reimbursement Obligations (together with all accrued interest thereon and all accrued fees, commissions and other amounts payable by the Borrowers hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

         SECTION 7.2. Notice of Default. The Administrative Agent shall give notice to the Company under

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Section 7.1(c) promptly upon being requested to do so by any Lender, and shall thereupon notify all the Lenders thereof. The Administrative Agent shall give notice to the Company under clause (b), (g) or (l) of Section 7.1 promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof. If the Borrowers fail to pay when due any principal, interest, fee or commission payable to the Relevant Agent for the account of any Lender, and such payment default is not cured before the end of the first Domestic Business Day or the first Tokyo Business Day, as the case may be, after the day on which such payment was due, the Relevant Agent shall notify each Lender of such payment default during the second Domestic Business Day or second Tokyo Business Day, as the case may be, after the date on which such payment was due.

         SECTION 7.3. Notice of Termination. Promptly upon any termination of the Commitments and Yen Commitments, the Administrative Agent will notify each Lender and Issuing Bank thereof.

                                    ARTICLE 8
                                   THE AGENTS

         SECTION 8.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each of the Administrative Agent and the Documentation Agent and each Yen Lender irrevocably appoints and authorizes each of the Yen Administrative Agent and the Documentation Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes and Yen Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 8.2. Agents and Affiliates. Each of Morgan, NationsBank and BNY shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent hereunder. Each of Morgan, NationsBank and BNY (and their respective affiliates) may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not an Agent hereunder.

         SECTION 8.3. Action by Agents. None of the Agents shall have any duties or responsibilities hereunder, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied

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
covenants, functions, responsibilities, duties, obligations or liabilities shall be read into or inferred from this Agreement or otherwise exist against any of the Agents. Without limiting the generality of the foregoing, none of the Agents shall (i) be required to take any action with respect to any Default, except in the case of the Administrative Agent and the Yen Administrative Agent as expressly provided in Article 7, or (ii) except for notices, reports and other documents expressly required to be furnished to the Lenders hereunder, have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries which may come into the possession of such Agent or any of its affiliates.

         SECTION 8.4. Consultation with Experts; Attorneys in Fact. Any of the Agents may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and none of the Agents shall be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. Any of the Agents may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible to the Lenders for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 8.5. Liability of Agents. None of the Agents, their respective affiliates and their respective directors, officers, agents or employees shall be liable for any action taken or not taken in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents, their respective affiliates and their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder or any issuance or extension of a Letter of Credit hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower or the properties, books or records of any Borrower or its Subsidiaries; (iii) the satisfaction of any condition specified in
Article 4, except, in the case of the Documentation Agent, receipt of items required to be delivered to it; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes,

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
the Yen Notes or any other instrument or writing furnished in connection herewith. None of the Agents shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 8.6. Indemnification. Each Lender shall, ratably in accordance with its Total Commitment, indemnify each of the Agents, their respective affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers and without limiting any obligation of the Borrowers to do so) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability that such indemnitee may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitee hereunder (but, in the case of each Agent, only actions taken or omitted in its capacity as such Agent hereunder); provided that the Lenders shall not be obligated to indemnify any Agent or affiliate (or their respective directors, officers, agents and employees) under this Section for (i) such Agent's or affiliate's own gross negligence or willful misconduct or (ii) such Agent's breach of its contractual obligations to the Lenders (or any of them) under this Agreement.

         SECTION 8.7. Credit Decision. Each Lender acknowledges that none of the Agents, the Arrangers or their respective affiliates has made any representations or warranties to such Lender and that no act by any Agent or Arranger hereafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by such Agent or Arranger to such Lender. Each Lender acknowledges that it has, independently and without reliance upon any of the Agents, any of the Arrangers or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any of the Agents, any of the Arrangers or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 8.8. Successor Agents. Any of the Agents may resign at any time by giving notice thereof to the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor


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to such Agent. If no successor Agent shall have been so appointed and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, Banks or Yen Lenders, as the case may be, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent hereunder.

         SECTION 8.9. Fees of Administrative Agent and Yen Administrative Agent. The Company shall pay to each of the Administrative Agent and the Yen Administrative Agent for its own account fees and expenses in the amounts and at the times previously agreed upon between the Company and such Agent.

         SECTION 8.10. Arrangers. None of the Arrangers shall have any responsibility, obligation or liability under this Agreement.

                                    ARTICLE 9
                             CHANGE IN CIRCUMSTANCES

         SECTION 9.1. Basis for Determining Dollar Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

         (a) the Administrative Agent is advised by the Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period; or

         (b) in the case of CD Loans or Euro-Dollar Loans, Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Administrative Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, or to convert outstanding Loans into CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Company notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

         SECTION 9.2. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower, or to convert outstanding Loans to such Borrower into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if

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such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank to the relevant Borrower then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         SECTION 9.3. Increased Cost and Reduced Return. (a) If, on or after (x) the date hereof, in the case of any Extension of Credit except a Money Market Loan or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Lending Office) or shall impose on any Lender (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market or the Tokyo interbank market any other condition affecting its Fixed Rate Loans, Yen Loans, Note or Yen Note or its obligation to make Fixed Rate Loans or Yen Loans and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Fixed Rate Loan or Yen Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under its Note or Yen Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Relevant Agent), the Company

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
shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

         (b) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against or with respect to letters of credit or participations in letters of credit or shall impose on any Issuing Bank or any Bank (or its Applicable Lending Office) any other condition regarding any Letter of Credit, any Issuing Bank's obligation to issue any Letter of Credit or make any payment under any Letter of Credit, or any Bank's obligation to pay any Issuing Bank its ratable share of any drawing under any Letter of Credit, and the result of any of the foregoing is to increase the cost to such Issuing Bank or such Bank (or its Applicable Lending Office) of issuing or maintaining any Letter of Credit or participating therein or making any payment under any Letter of Credit, or to reduce the amount of any sum received or receivable by such Issuing Bank or such Bank (or its Applicable Lending Office) under this Agreement by an amount deemed by such Issuing Bank or such Bank to be material, then, within 15 days after demand by such Issuing Bank or such Bank (with a copy to the Administrative Agent), the Company shall pay to such Issuing Bank or such Bank such additional amount or amounts as will compensate such Issuing Bank or such Bank for such increased cost or reduction.

         (c) If any Lender (including for this purpose any Issuing Bank) shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or

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
its Parent) as a consequence of such Lender's obligations hereunder or under any Letter of Credit to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender (with a copy to the Relevant Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

         (d) Each Lender (including for this purpose any Issuing Bank) will promptly notify the Company and the Relevant Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and (except in the case of a Yen Lender) will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         SECTION 9.4. Taxes. (a) For purposes of this Section 9.4, the following terms have the following meanings:

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Borrower pursuant to this Agreement or under any Note or Yen Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank, each Issuing Bank, each Yen Lender and each Agent, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank, Issuing Bank, Yen Lender or Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank and each Yen Lender, in which its Lending Office is located and
(ii) in the case of each Bank and each Issuing Bank, any United States withholding tax imposed on any such payments that, for United States federal income tax purposes, are from United States sources, but only to the extent that such Bank or such Issuing Bank would have been subject to United States withholding tax on such payments under the applicable

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
laws and treaties in effect when such Bank or such Issuing Bank first becomes a party to this Agreement.

         "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

         (b) Any and all payments by any Borrower to or for the account of any Bank, Issuing Bank, Yen Lender or Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if any Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.4), such Bank, Issuing Bank, Yen Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Administrative Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof.

         (c) The Company agrees to indemnify each Bank, Issuing Bank, Yen Lender and Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 9.4) paid by such Bank, Issuing Bank, Yen Lender or Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. In addition, the relevant Borrower agrees to indemnify each Bank, Issuing Bank, Yen Lender and Agent for all income taxes otherwise expressly excluded from the definition of "Taxes" (calculated at the maximum marginal rate applicable to corporations) to the extent such taxes result from Taxes or Other Taxes that are payable pursuant to this Section 9.4. Indemnification payments pursuant to this Section 9.4(c) shall be made within 15 days after such Bank, Issuing Bank, Yen Lender or Agent (as the case may be) makes written demand therefor.

         (d) Each Bank, Issuing Bank and Yen Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and

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delivery of this Agreement in the case of each Bank, Issuing Bank or Yen Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Bank, Issuing Bank or Yen Lender in the case of each other Bank, Issuing Bank or Yen Lender, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank, Issuing Bank or Yen Lender remains lawfully able to do so), shall provide the Company and each United States Borrower with Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank, Issuing Bank or Yen Lender is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank, Issuing Bank or Yen Lender from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank, Issuing Bank or Yen Lender or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

         (e) For any period with respect to which a Bank required to do so has failed to provide the Company or any United States Borrower with the appropriate form as required by Section 9.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank, Issuing Bank or Yen Lender shall not be entitled to indemnification under Section 9.4(b) or 9.4(c) with respect to Taxes imposed by the United States on payments made by the Company or any such United States Borrower; provided that if a Bank, Issuing Bank or Yen Lender, that is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company and the United States Borrowers shall take such steps as such Bank, Issuing Bank or Yen Lender shall reasonably request to assist such Bank, Issuing Bank or Yen Lender to recover such Taxes.

         (f) Each Bank, Issuing Bank and Yen Lender shall, at the request of the Company or any Non-United States Borrower, use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or such Non-United States Borrower if the making of such a filing (i) would eliminate or reduce any additional amount payable by any Non-United States Borrower to or for the account of any Bank, Issuing Bank or Yen Lender pursuant to this Section 9.4 that may thereafter accrue and (ii) would not, in the judgment of such Bank, Issuing Bank or Yen Lender, require such Bank, Issuing Bank

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or Yen Lender to disclose any confidential or proprietary information or be otherwise disadvantageous to such Bank, Issuing Bank or Yen Lender.

         (g) If any Borrower is required to pay additional amounts to or for the account of any Bank, Issuing Bank or Yen Lender pursuant to this Section 9.4, then such Bank, Issuing Bank or Yen Lender will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and
(ii) is not otherwise disadvantageous to such Bank.

         SECTION 9.5. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans to any Borrower has been suspended pursuant to Section 9.2 or (ii) any Bank has demanded compensation under Section 9.3 or 9.4 with respect to its CD Loans or Euro-Dollar Loans and the relevant Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist:

         (a) all Loans to such Borrower which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks); and

         (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, to such Borrower has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

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                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES
                            OF ELIGIBLE SUBSIDIARIES

         Each Eligible Subsidiary that signs this Agreement represents and warrants, and each Eligible Subsidiary that signs an Election to Participate by doing so shall be deemed to have represented and warranted, that:

         SECTION 10.1. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Substantially Wholly-Owned Consolidated Subsidiary of the Company.

         SECTION 10.2. Corporate and Governmental Authorization; No Contravention. The execution and delivery by it of this Agreement or its Election to Participate, as the case may be, and its Notes and Yen Notes, and the performance by it of this Agreement and its Notes and Yen Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate or incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         SECTION 10.3. Binding Effect. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and each of its Notes and Yen Notes, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of such Eligible Subsidiary, in each case enforceable in accordance with its terms.

         SECTION 10.4. Taxes. Except as disclosed in such Election to Participate, there is no tax, levy, impost, deduction, charge or withholding imposed by any Governmental Authority either (i) on any payment to be made by any Non-United States Borrower pursuant to this Agreement or on its Notes or Yen Notes, or (ii) on or by virtue of the execution, delivery, performance, enforcement or admissibility into evidence of this Agreement or such Election to Participate or the Notes or Yen Notes of any NonUnited States Borrower.

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                                   ARTICLE 11
                                    GUARANTY

         SECTION 11.1. The Guaranty. The Company hereby unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note and Yen Note issued by each Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by each Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

         SECTION 11.2. Guaranty Unconditional. The obligations of the Company under this Article 11 shall be unconditional and irrevocable and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

         (i) anyextension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note or Yen Note, by operation of law or otherwise;

        (ii) any modification or amendment of or supplement to this Agreement or any Note or Yen Note;

       (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note or Yen Note;

        (iv) any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note or Yen Note;

         (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, any Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;


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

          (vi) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note or Yen Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or Yen Note or any other amount payable by it under this Agreement; or

         (vii) any other act or omission to act or delay of any kind by any Eligible Subsidiary, any Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Company's obligations hereunder.

         SECTION 11.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Company's obligations under this Article 11 shall remain in full force and effect until the Commitments and the Yen Commitments shall have terminated and the principal of and interest on the Notes and Yen Notes and all other amounts payable by each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of principal of or interest on any Note or Yen Note of any Eligible Subsidiary or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of such Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

         SECTION 11.4. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

         SECTION 11.5. Subrogation. Upon making any payment with respect to the obligations of any Eligible Subsidiary hereunder, the Company shall be subrogated to the rights of the payee against such Eligible Subsidiary with respect to such payment; provided that the Company shall not enforce any payment by way of subrogation against such Eligible Subsidiary so long as any Lender has any Commitment or Yen Commitment to such Eligible Subsidiary hereunder or any Letter of Credit issued to such Eligible Subsidiary remains outstanding or any amount payable under any Note or Yen Note of such Eligible Subsidiary remains unpaid or any Reimbursement Obligation of such Eligible Subsidiary remains unpaid.

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         SECTION 11.6. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes or Yen Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

                                   ARTICLE 12
                                  MISCELLANEOUS

         SECTION 12.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower or any Agent, at its address, facsimile number or telex number set forth on the signature pages hereof (or, in the case of any Eligible Subsidiary that signs an Election to Participate, set forth therein),
(y) in the case of any Lender, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Administrative Agent, the Yen Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 9 or to the Yen Administrative Agent under Article 3 or Article 9 shall not be effective until received.

         SECTION 12.2. No Waivers. No failure or delay by any Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or Yen Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be

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
cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 12.3. Expenses; Indemnification. (a) The Company shall pay (i) the fees and disbursements of special counsel for the Documentation Agent incurred on or prior to the Effective Date in connection with the preparation of this Agreement, (ii) all out-of-pocket expenses incurred by the Documentation Agent after the Effective Date, including fees and disbursements of its special counsel, in connection with post-closing distribution of documents and any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (iii) if an Event of Default occurs, all out-of-pocket expenses incurred by each Agent (including fees and disbursements of their respective special counsel) in connection with such Event of Default and by each Agent and each Lender, including (without duplication) the fees and disbursements of counsel (including allocated costs of internal counsel), in connection with collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         (b) The Company agrees to indemnify each Agent, each Arranger, each Issuing Bank and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans or Yen Loans hereunder or any Letter of Credit; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 12.4. Sharing of Set-Offs. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to (i) any Note or Yen Note held by it and (ii) its participation in any Reimbursement Obligation (collectively, its "Relevant Debt") which is greater than the proportion received by any other Lender in respect of the Relevant Debt of such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Relevant Debt of the other Lender, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Relevant Debt of the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than the Relevant Debt of such Lender.

         SECTION 12.5. Amendments and Waivers. Any provision of this Agreement or the Notes or Yen Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Lenders (and, if the rights or duties of any Agent or Issuing Bank are affected thereby, by such Agent or Issuing Bank, as the case may be); provided that:

         (a) no such amendment or waiver shall, unless signed by all the Lenders, (i) increase or decrease the Commitment or Yen Commitment of any Lender (except for a ratable decrease in the Commitments or the Yen Commitments, as the case may be) or subject any Lender to any additional obligation, (ii) forgive all or any portion of the principal of or interest on, or reduce the rate of interest on, any Loan or Yen Loan or any Reimbursement Obligation or forgive or reduce any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or Yen Loan or any Reimbursement Obligation or any fees hereunder or for the termination of the Commitments or Yen Commitments, (iv) change any provision of Article 11 or this Section 12.5 or (v) change the percentage of the Total Commitments or of any other amount or the number of Lenders, Banks or Yen Lenders, which shall be required for the Lenders, Banks or Yen Lenders, or any of them, to take any action under this Section or any other provision of this Agreement;

         (b) Exhibit M hereto may be amended as provided in Section 5.9;

         (c) clause (a)(ii) of this Section shall not apply to any amendment pursuant to Section 1.2 for the purpose of eliminating the effect of any change in GAAP;

         (d) no such amendment or waiver shall, unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation,
(x) increase the principal of or rate of interest on any outstanding Loan or Yen Loan of such Eligible Subsidiary, (y) accelerate the stated maturity of any outstanding Loan or Yen Loan of such Eligible Subsidiary or (z) change any provision of this clause (d);

         (e) no such amendment or waiver that affects the rights or obligations of the Yen Lenders (but does not affect the corresponding rights or obligations of the Banks on a pro rata or other equivalent basis) shall be effective unless signed by the Required Yen Lenders; and

         (f) no such amendment or waiver that affects the rights or obligations of the Banks (but does not affect the corresponding rights and obligations of the Yen Lenders on a pro rata or other equivalent basis) shall be effective unless signed by the Required Banks.

         SECTION 12.6. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders.

         (b) Any Lender may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or Yen Commitment, any or all of its Loans or Yen Loans, or in the case of any Bank, its participation in any or all of the Letters of Credit or outstanding Reimbursement Obligations; provided that no Lender may grant any such participating interest to a business competitor of the Company. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall notify the Company and the Administrative Agent (and, in the case of a Yen Lender, the Yen Administrative Agent) thereof, but such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers, the Issuing Banks and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii) or (iii) of Section 12.5(a) without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 9 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Lender may at any time assign to one or more banks or other institutions (each an "Assignee") either (i) all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations as a Bank under this Agreement and the Notes or (ii) all, or a proportionate part (equivalent to an initial Yen Commitment of not less than $5,000,000) of all of its rights and obligations as a Yen Lender under this Agreement and the Yen Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit K hereto executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of the Company, the Relevant Agent and the Issuing Banks, which shall not be unreasonably withheld; provided that (i) if an Assignee is an affiliate of such transferor Lender or was a Lender immediately prior to such assignment, no such consent shall be required and (ii) no Lender shall make any such assignment to a business competitor of the Company; and provided further that such assignment may, but need not, include rights of a transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment or Yen Commitment, as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender and the Borrowers shall make appropriate arrangements so that, if required, a new Note or Yen Note is issued to the Assignee. In connection with any such assignment, the transferor Lender shall pay to the Relevant Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States or a state thereof, it shall deliver to the Company and the Relevant Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 9.4.

         (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 9.3 or 9.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 9.2, 9.3 or 9.4 requiring a Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         SECTION 12.7. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any Note in Dollars or due hereunder or under any Yen Note in Yen (in each case, the "Contract Currency") into another currency (the "Judgment Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Relevant Agent could purchase the Contract Currency with the Judgment Currency at the Relevant Agent's New York office on the Domestic Business Day (or the Tokyo Business Day in the case of the Yen Administrative Agent) preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or any Agent hereunder or under any Note or Yen Note shall, notwithstanding any judgment in a currency other than the Contract Currency, be discharged only to the extent that on the Domestic Business Day (or Tokyo Business Day) following receipt by such Lender or such Agent (as the case may be) of any sum adjudged to be so due in the Judgment Currency such Lender or such Agent (as the case may be) may in accordance with normal banking procedures purchase the Contract Currency with the Judgment Currency; if the amount of the Contract Currency so purchased is less than the sum originally due to such Lender or such Agent, as the case may be, in the Contract Currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or such Agent, as the case may be, against such loss, and if the amount of the Contract Currency so purchased exceeds (a) the sum originally due to any Lender or any Agent, as the case may be, and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 12.4, such Lender, as the case may be, agrees to remit such excess to the appropriate Borrower.

         SECTION 12.8. Foreign Subsidiary Costs. (a) If the cost to any Lender of making or maintaining any Loan or Yen Loan to an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Lender (or its Lending Office) is reduced by an amount deemed by such Lender to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States, the Company shall indemnify such Lender for such increased cost or reduction within 15 days after demand by such Lender (with a copy to the Relevant Agent). A certificate of such Lender claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

         (b) Each Lender will promptly notify the Company and the Relevant Agent of any event of which it has knowledge that will entitle such Lender to compensation pursuant to subsection (a) of this Section and will designate a different Lending Office, if, in the judgment of such Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Lender.

         SECTION 12.9. Confidentiality. Each Lender agrees to use its reasonable efforts (consistent with its established procedures, if reasonable) to (i) keep confidential all non-public information received by it from the Company which has been identified (or may from time to time be identified) as "confidential" by the Company in writing (herein called "Confidential Information") and (ii) not disclose, or cause to be disclosed, such Confidential Information to third parties or use such Confidential Information competitively against the Company or in violation of federal securities laws; provided that the provisions of this Section shall not apply to any Confidential Information that becomes generally available to the public other than as a result of a disclosure or other action or omission by any of the Lenders or any of their respective affiliates. Any Lender may disclose Confidential Information to any prospective permitted transferee of any of its interests hereunder if such permitted transferee shall, prior to such disclosure, agree in writing for the benefit of the Company to hold such Confidential Information confidential subject to the terms of this Section. Each Lender may disclose Confidential Information as required by any applicable law, governmental rule or governmental regulation or by court order or by any governmental authority or as such Lender may reasonably deem necessary or desirable in its dealings with any governmental authority. Each Lender may disclose Confidential Information (x) to its Parent, its affiliates, its legal counsel or its independent auditors who agree to hold such Confidential Information confidential subject to the terms set forth in this Section (and each Lender agrees to use its reasonable efforts (consistent with its established procedures, if reasonable) to ensure that each Person to whom it makes disclosure pursuant to this sentence shall keep such Confidential Information confidential on such terms) or (y) in the course of any litigation relating to this Agreement if such Lender is a party to such litigation. Each Lender may also disclose Confidential Information to its directors, trustees, employees, agents, attorneys and accountants who would ordinarily have access to such data and information in the normal course of the performance of their duties. Notwithstanding anything in the foregoing to the contrary, no Lender shall be liable to the Company or any other Person for damages arising from the disclosure of Confidential Information despite compliance by such Lender with this Section.

         SECTION 12.10. Collateral. Each of the Lenders represents to the Agents and the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 12.11. Governing Law; Submission to Jurisdiction. This Agreement, each Note, each Yen Note and each Letter of Credit (except Letters of Credit to the extent therein stated to be governed by the Uniform Customs and Practice for Documentary Credits issued by the International Chamber of Commerce, Publication No. 500 (1993 revision)) shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such State. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, the Notes, the Yen Notes or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 12.12. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 12.13. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS, THE ISSUING BANKS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, THE YEN NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 12.14. COMMERCIAL TRANSACTION; WAIVER OF RIGHTS. EACH BORROWER ACKNOWLEDGES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY CONSTITUTE COMMERCIAL TRANSACTIONS WITHIN THE MEANING OF SECTION 52-278A OF THE CONNECTICUT GENERAL STATUTES. EACH BORROWER EXPRESSLY WAIVES ANY AND ALL RIGHTS TO PRIOR NOTICE AND A PRIOR HEARING IN CONNECTION WITH ANY PREJUDGMENT REMEDY AVAILABLE TO THE LENDERS, THE ISSUING BANKS OR THE AGENTS UNDER SECTIONS 52-278A TO 52-278G, INCLUSIVE, OF THE CONNECTICUT GENERAL STATUTES AND ANY AND ALL CONSTITUTIONAL RIGHTS WITH RESPECT TO SUCH PRIOR NOTICE AND HEARING. THE FOREGOING WAIVER DOES NOT AFFECT ANY BORROWER'S RIGHTS TO A SUBSEQUENT NOTICE AND HEARING.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   UNITED STATES SURGICAL CORPORATION


                                   By: /s/ Richard A. Douville
                                       -----------------------------------------
                                       Name:  Richard A. Douville
                                       Title: Vice President & Treasurer
                                       150 Glover Avenue
                                       Norwalk, Connecticut 06856
                                       Attn: Treasurer
                                       Facsimile number: (203) 845-0315


                                   AUTO SUTURE JAPAN INC.


                                   By: /s/ Thomas R. Bremer
                                       -----------------------------------------
                                       Name:  Thomas R. Bremer
                                       Title: Representative Director
                                       c/o United States
                                           Surgical Corporation
                                       150 Glover Avenue
                                       Norwalk, Connecticut 06856
                                       Attn: Treasurer
                                       Facsimile number: (203) 845-0315


                                   USSC FINANCIAL SERVICES, INC.


                                   By: /s/ Richard A. Douville
                                       -----------------------------------------
                                       Name:  Richard A. Douville
                                       Title: Vice President
                                       c/o United States
                                           Surgical Corporation
                                       150 Glover Avenue
                                       Norwalk, Connecticut 06856
                                       Attn: Treasurer
                                       Facsimile number: (203) 845-0315

                                   BANK OF AMERICA ILLINOIS


                                   By: /s/ Wendy L. Loring
                                       -----------------------------------------
                                       Name:  Wendy L. Loring
                                       Title: Vice President


                                   THE BANK OF NEW YORK


                                   By: /s/ David C. Judge
                                       -----------------------------------------
                                       Name:  David C. Judge
                                       Title: Vice President


                                   MORGAN GUARANTY TRUST COMPANY OF
                                       NEW YORK


                                   By: /s/ Adam J. Silver
                                       -----------------------------------------
                                       Name:  Adam J. Silver
                                       Title: Associate


                                   NATIONSBANK, N.A.


                                   By: /s/ Lucine Kirchhoff
                                       -----------------------------------------
                                       Name:  Lucine Kirchhoff
                                       Title: Senior Vice President


                                   CREDITANSTALT CORPORATE FINANCE, INC.


                                   By: /s/ Gregory F. Mathis
                                       -----------------------------------------
                                       Name:  Gregory F. Mathis
                                       Title: Vice President


                                   By: /s/ Stacy Harmon
                                       -----------------------------------------
                                       Name:  Stacy Harmon
                                       Title: Senior Associate

                                   COOPERATIEVE CENTRALE
                                       RAIFFEISEN-BOERENLEENBANK,
                                       B.A., "RABOBANK NEDERLAND",
                                       NEW YORK BRANCH


                                   By: /s/ M. Christina Debler
                                       -----------------------------------------
                                       Name:  M. Christina Debler
                                       Title: Vice President


                                   By: /s/ Ian Reece
                                       -----------------------------------------
                                       Name:  Ian Reece
                                       Title: Vice President & Manager


                                   BANCA POPOLARE DI MILANO -
                                       NEW YORK BRANCH


                                   By: /s/ Fulvio Montanari
                                       -----------------------------------------
                                       Name:  Fulvio Montanari
                                       Title: First Vice President


                                   By: /s/ Esperanza Quintero
                                       -----------------------------------------
                                       Name:  Esperanza Quintero
                                       Title: Vice President


                                   BANK OF BOSTON CONNECTICUT


                                   By: /s/ W. Lincoln Schoff, Jr.
                                       -----------------------------------------
                                       Name:  W. Lincoln Schoff, Jr.
                                       Title: Director


                                   CORESTATES BANK, N.A.


                                   By: /s/ Brian M. Haley
                                       -----------------------------------------
                                       Name:  Brian M. Haley
                                       Title: Vice President

                                   PNC BANK, NATIONAL ASSOCIATION


                                   By: /s/ Nancy S. Goldman
                                       -----------------------------------------
                                       Name:  Nancy S. Goldman
                                       Title: Vice President


                                   THE DAI-ICHI KANGYO BANK, LTD.


                                   By: /s/ Andreas Panteli
                                       -----------------------------------------
                                       Name:  Andreas Panteli
                                       Title: Vice President


                                   BANQUE NATIONALE DE PARIS


                                   By: /s/ Richard L. Sted
                                       -----------------------------------------
                                       Name:  Richard L. Sted
                                       Title: Senior Vice President


                                   By: /s/ Sophie Revillard Kaufman
                                       -----------------------------------------
                                       Name:  Sophie Revillard Kaufman
                                       Title: Vice President


                                   THE CHASE MANHATTAN BANK, N.A.


                                   By: /s/ Joan F. Garvin
                                       -----------------------------------------
                                       Name:  Joan F. Garvin
                                       Title: Vice President


                                   COMMERZBANK AKTIENGESELLSCHAFT -
                                       NEW YORK BRANCH


                                   By: /s/ G. Rod McWalters
                                       -----------------------------------------
                                       Name:  G. Rod McWalters
                                       Title: Vice President


                                   By: /s/ Michael D. Hintz
                                       -----------------------------------------
                                       Name:  Michael D. Hintz
                                       Title: Vice President

                                   SUNTRUST BANK, ATLANTA


                                   By: /s/ Craig W. Farnsworth
                                       -----------------------------------------
                                       Name:  Craig W. Farnsworth
                                       Title: Vice President


                                   UNION BANK OF SWITZERLAND


                                   By: /s/ Christopher W. Criswell
                                       -----------------------------------------
                                       Name:  Christopher W. Criswell
                                       Title: Managing Director


                                   By: /s/ Dieter Hoeppli
                                       -----------------------------------------
                                       Name:  Dieter Hoeppli
                                       Title: Assistant Vice President


                                   THE FUJI BANK, LIMITED,
                                       NEW YORK BRANCH


                                   By: /s/ Teji Teramoto
                                       -----------------------------------------
                                       Name:  Teji Teramoto
                                       Title: Vice President & Manager


                                   THE INDUSTRIAL BANK OF JAPAN
                                       TRUST COMPANY


                                   By: /s/ J. Kenneth Biegen
                                       -----------------------------------------
                                       Name:  J. Kenneth Biegen
                                       Title: Senior Vice President


                                   MELLON BANK, N.A.


                                   By: /s/ John Paul Marotta
                                       -----------------------------------------
                                       Name:  John Paul Marotta
                                       Title: Assistant Vice President

                                   NATWEST BANK N.A.


                                   By: /s/ Susan M. O'Connor
                                       -----------------------------------------
                                       Name:  Susan m. O'Connor
                                       Title: Senior Vice President


                                   THE MITSUBISHI BANK, LIMITED


                                   By: /s/ David A. Kelson
                                       -----------------------------------------
                                       Name:  David A. Kelson
                                       Title: Vice President


                                   THE SUMITOMO BANK, LTD. -
                                       NEW YORK BRANCH


                                   By: /s/ S. Higashi
                                       -----------------------------------------
                                       Name:  S. Higashi
                                       Title: Joint General Manager


                                   NATIONSBANK, N.A., as Administrative Agent


                                   By: /s/ Lucine Kirchhoff
                                       -----------------------------------------
                                       Name:  Lucine Kirchoff
                                       Title: Senior Vice President
                                       100 N. Tryon Street, 8th Floor
                                       Charlotte, North Carolina 28255
                                       Attention: Michael A. Crabb, III
                                       Facsimile number: (704) 388-6002


                                   THE BANK OF NEW YORK, as
                                       Yen Administrative Agent


                                   By: /s/ David C. Judge
                                       -----------------------------------------
                                       Name:  David C. Judge
                                       Title: Vice President
                                       One Wall Street
                                       New York, New York 10286
                                       Attention: David C. Judge
                                       Facsimile number: (212) 635-6999

                                   MORGAN GUARANTY TRUST COMPANY OF
                                     NEW YORK, as Documentation Agent

                                   By: /s/ Adam J. Silver
                                       -----------------------------------------
                                       Name:  Adam J. Silver
                                       Title: Associate
                                       60 Wall Street
                                       New York, New York 10260
                                       Attention: Adam J. Silver
                                       Facsimile number: (212) 648-5021

                      COMMITMENT SCHEDULE


Bank                                                           Commitment
------------------------------------------------------   ----------------------
Bank of America Illinois                                   $    27,000,000

The Bank of New York                                       $    27,000,000

Morgan Guaranty Trust Company of New York                  $    27,000,000

NationsBank, N.A.                                          $    27,000,000

Creditanstalt Corporate Finance, Inc.                      $    21,000,000

Cooperatieve Centrale Raiffesien-
 BoerenleenBank, B.A., "RaboBank                           $    21,000,000
 Nederland", New York Branch

Banca Popolare di Milano - New York Branch                 $    15,000,000

Bank of Boston Connecticut                                 $    15,000,000

Corestates Bank, N.A.                                      $    15,000,000

PNC Bank, National Association                             $    15,000,000

The Dai-Ichi Kangyo Bank, Ltd.                             $    14,000,000

Banque Nationale de Paris                                  $    10,000,000

The Chase Manhattan Bank, N.A.                             $    10,000,000

CommerzBank Aktiengesellschaft - New York
 Branch                                                    $    10,000,000

SunTrust Bank, Atlanta                                     $    10,000,000

Union Bank of Switzerland                                  $    10,000,000

The Fuji Bank, Limited, New York Branch                    $     6,000,000

The Industrial Bank of Japan Trust Company                 $     6,000,000

Mellon Bank, N.A.                                          $     5,000,000

NatWest Bank N.A.                                          $     5,000,000

The Mitsubishi Bank, Limited                               $     2,000,000

The Sumitomo Bank, Ltd. - New York Branch                  $     2,000,000
                                                           ===============

       TOTAL                                               $   300,000,000


                    YEN COMMITMENT SCHEDULE



Yen Lender                                                  Yen Commitment
------------------------------------------------------   ----------------------
The Dai-Ichi Kangyo Bank, Ltd.                              $     7,000,000

The Fuji Bank, Limited, New York Branch                     $     5,000,000

The Industrial Bank of Japan Trust Company                  $     5,000,000

The Mitsubishi Bank, Limited                                $     4,000,000

The Sumitomo Bank, Ltd. -- New York Branch                  $     4,000,000
                                                            ===============

       TOTAL                                                $    25,000,000

                        PRICING SCHEDULE


         The "Euro-Dollar Margin", "CD Margin", "LC Commission Rate", "Facility Fee Rate" and "TIBOR Margin", for any day, are the respective rates per annum set forth below in the applicable row under the column corresponding to the Pricing Level that applies on such day:


------------------------------------------------------------------------------------------------------------

                 Level I       Level II      Level  III        Level IV       Level V        Level VI
------------------------------------------------------------------------------------------------------------
  Euro-           .225%         .325%         .425%             .525%          .600%          .650%
  Dollar
  Margin
------------------------------------------------------------------------------------------------------------
  TIBOR           .225%         .325%         .425%             .525%          .600%          .650%
  Margin

------------------------------------------------------------------------------------------------------------
  CD Margin       .350%         .450%         .550%             .650%          .725%          .775%


------------------------------------------------------------------------------------------------------------
  LC
  Commission      .225%         .325%         .425%             .525%          .600%          .650%
  Rate
------------------------------------------------------------------------------------------------------------
  Facility        .150%         .175%         .200%             .225%          .275%          .350%
  Fee Rate

------------------------------------------------------------------------------------------------------------



         For purposes of this Pricing Schedule, the following terms have the following meanings:

         "Level I Pricing" applies on any day during any Pricing Period if the Pricing Ratio for such Pricing Period is less than or equal to 1.5.

         "Level II Pricing" applies on any day during any Pricing Period if the Pricing Ratio for such Pricing Period is greater than 1.5 but less than or equal to 2.0.

         "Level III Pricing" applies on any day during any Pricing Period if the Pricing Ratio for such Pricing Period is greater than 2.0 but less than or equal to 2.5.

         "Level IV Pricing" applies on any day during any Pricing Period if the Pricing Ratio for such Pricing Period is greater than 2.5 but less than or equal to 3.0.

         "Level V Pricing" applies on any day during any Pricing Period if the Pricing Ratio for such Pricing Period is greater than 3.0 but less than or equal to 3.5.

         "Level VI Pricing" applies on any day if none of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing or Level V Pricing applies on such day.

         "Pricing Level" refers to the determination of which of Level I Pricing, Level II Pricing, Level III Pricing, Level IV Pricing, Level V Pricing or Level VI Pricing applies on any day.

         "Pricing Period" means a period from and including the 46th day after the end of any Fiscal Quarter to and including the 45th day after the end of the next succeeding Fiscal Quarter; provided that the first Pricing Period shall begin on the Effective Date.

         "Pricing Ratio" for any Pricing Period means the ratio of (i) Consolidated Debt at the end of the Prior Fiscal Quarter to (ii) Consolidated EBITDA for the period of four consecutive Fiscal Quarters then ended.

         "Prior Fiscal Quarter" for any Pricing Period means the Fiscal Quarter ended 46 days before such Pricing Period begins.

                                                   EXHIBIT A


                          NOTE


                                           New York, New York
                                           December 20, 1995


         For value received, [Borrower], a [             ] corporation (the
"Borrower"), promises to pay to the order of

(the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of NationsBank, N.A., NationsBank Corporate Center, Charlotte, North Carolina.

         All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, any other schedule attached hereto or on a continuation of any such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of December 20, 1995 among United States Surgical Corporation, the Eligible Subsidiaries referred to therein, the Banks and Issuing Banks party thereto, NationsBank, N.A., as Administrative Agent, the Yen Lenders party thereto, The Bank of New York, as Yen Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the mandatory and optional prepayment hereof and the acceleration of the maturity hereof.

         The payment in full of the principal and interest on this Note has, pursuant to the provisions of the Credit Agreement, been unconditionally guaranteed by United States Surgical Corporation.*


                                [BORROWER]



                                By:
                                   --------------------------------
                                   Name:
                                   Title:





-----------------------------
*        This paragraph should be deleted from Notes signed by the Company.

                LOANS AND PAYMENTS OF PRINCIPAL


                                                Amount of
                 Amount of       Type of        Principal     Notation
  Date             Loan           Loan           Repaid        Made By

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

                                                   EXHIBIT B


                        YEN NOTE


                                           New York, New York
                                           December 20, 1995


         For value received, [Borrower], a [             ] corporation (the
"Borrower"), promises to pay to the order of

(the "Yen Lender"), for the account of its Yen Lending Office, the unpaid principal amount of each Yen Loan made by the Yen Lender to the Borrower pursuant to the Credit Agreement referred to below on the Termination Date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Yen Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of Japan in immediately available funds at the office of The Bank of New York in Tokyo, Japan.

         All Yen Loans made by the Yen Lender and all repayments of the principal thereof shall be recorded by the Yen Lender and, if the Yen Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Yen Loan then outstanding may be endorsed by the Yen Lender on the schedule attached hereto, any other schedule attached hereto or on a continuation of any such schedule attached to and made a part hereof; provided that the failure of the Yen Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Yen Notes referred to in the Credit Agreement dated as of December 20, 1995 among United States Surgical Corporation, the Eligible Subsidiaries referred to therein, the Banks and Issuing Banks party thereto, NationsBank, N.A., as Administrative Agent, the Yen Lenders party thereto, The Bank of New York, as Yen Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit

Agreement for provisions for the optional prepayment hereof and the acceleration of the maturity hereof.

         The payment in full of the principal and interest on this Yen Note has, pursuant to the provisions of the Credit Agreement, been unconditionally guaranteed by United States Surgical Corporation.*


                                [BORROWER]



                                By:
                                   --------------------------------
                                   Name:
                                   Title:




-----------------------------
*        This paragraph should be deleted from Yen Notes signed by the Company.

                LOANS AND PAYMENTS OF PRINCIPAL


                                               Amount of
                 Amount of      Type of        Principal      Notation
  Date             Loan          Loan           Repaid         Made By


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

                                                   EXHIBIT C


                   MONEY MARKET QUOTE REQUEST

[Date]


To:      NationsBank, N.A. (the "Administrative Agent")

From:    [BORROWER]

Re: Credit Agreement dated as of December 20, 1995 (as amended from time to time, the "Credit Agreement") among United States Surgical Corporation, the Eligible Subsidiaries referred to therein, the Banks and Issuing Banks party thereto, NationsBank, N.A., as Administrative Agent, the Yen Lenders party thereto, The Bank of New York, as Yen Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent.

         We hereby give notice pursuant to Section 2.3 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:
                 -------------------

Principal Amount*    Interest Period**
----------------     ---------------
$


         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]





-----------------------------
*        Amount must be $5,000,000 or a larger multiple of $1,000,000.

** Not less than 7 days, subject to the provisions of the definition of Interest Period.

         Terms used herein have the meanings assigned to them in the Credit Agreement.


                                [BORROWER]


                                By:
                                   --------------------------------
                                   Name:
                                   Title:

                                                                       EXHIBIT D


                   INVITATION FOR MONEY MARKET QUOTES


To:  [Bank]

Re:  Invitation for Money Market Quotes to [Borrower] (the "Borrower")


         Pursuant to Section 2.3 of the Credit Agreement dated as of December 20, 1995 (as amended from time to time, the "Credit Agreement") among United States Surgical Corporation, the Eligible Subsidiaries referred to therein, the Banks and Issuing Banks party thereto, the undersigned, as Administrative Agent, the Yen Lenders party thereto, The Bank of New York, as Yen Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:
                 -------------------


Principal Amount     Interest Period
----------------     ---------------
$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

         Terms used herein have the meanings assigned to them in the Credit Agreement.


                           NATIONSBANK, N.A., as
                              Administrative Agent


                           By:
                              -------------------------------------
                                 Authorized Officer

                                                   EXHIBIT E


                       MONEY MARKET QUOTE


To:  NationsBank, N.A., as Administrative Agent

Re:  Money Market Quote to [Name of Borrower] (the "Borrower")


In response to your invitation on behalf of the Borrower dated     ,
19  , we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:
2.   Person to contact at Quoting Bank:

3.   Date of Borrowing:                 *
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


Principal        Interest      Money Market
Amount**         Period***     [Margin****]         [Absolute
Rate*****]
-------------------------------------------------------------------------------
$

$


         [Provided, that the aggregate principal amount of Money Market Loans
for which the above offers may be accepted shall not exceed $    .]**





-----------------------------
*        As specified in the related Invitation.

** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

*** Not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.


(Notes continued on following page.)

(Notes continued on following page.)

*********
         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of December 20, 1995 (as amended from time to time, the "Credit Agreement") among United States Surgical Corporation, the Eligible Subsidiaries referred to therein, the Banks and Issuing Banks party thereto, NationsBank, N.A., as Administrative Agent, the Yen Lenders party thereto, The Bank of New York, as Yen Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.

         Terms used herein have the meanings assigned to them in the Credit Agreement.


                                Very truly yours,

                                [BANK]


Dated:                                By:
      ----------------------------       --------------------------------
                                         Authorized Officer




-----------------------------
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

*****    Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                   EXHIBIT F


                           OPINION OF
                    COUNSEL FOR THE COMPANY


To the Banks, Issuing Banks, Yen Lenders and Agents
  Referred to Below
c/o Morgan Guaranty Trust Company of New York,
  as Documentation Agent
60 Wall Street
New York, New York

Gentlemen and Ladies:

         I have acted as counsel for United States Surgical Corporation (the "Company") in connection with the Credit Agreement (the "Credit Agreement") dated as of December 20, 1995 among the Company, the Eligible Subsidiaries referred to therein, the Banks and Issuing Banks party thereto, NationsBank, N.A., as Administrative Agent, the Yen Lenders party thereto, The Bank of New York, as Yen Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 4.1(d) of the Credit Agreement.

         I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Company of the Credit Agreement and its Notes and Yen Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with (excepting such filings as may be required for reporting purposes under the federal securities laws), any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company. The execution, delivery and performance by each of the Company, USSC Financial Services, Inc. and Auto Suture Japan Inc. of the Credit Agreement and its Notes and Yen Notes do not contravene or constitute a default under any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         3. The Credit Agreement constitutes a valid and binding agreement of the Company and each of its Notes and Yen Notes constitutes a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to result in an adverse decision that would materially adversely affect the business, financial position, operations or properties of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of the Credit Agreement or any of the Notes or Yen Notes.

         5. Each of the Company's active corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.


                                Very truly yours,

                                                                       EXHIBIT G


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                           FOR THE DOCUMENTATION AGENT


To the Banks, Issuing Banks, Yen Lenders and Agents
  Referred to Below
c/o Morgan Guaranty Trust Company of New York,
  as Documentation Agent
60 Wall Street
New York, New York
Gentlemen and Ladies:

          We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of December 20, 1995 among United States Surgical Corporation (the "Company"), the Eligible Subsidiaries referred to therein, the Banks and Issuing Banks party thereto, NationsBank, N.A., as Administrative Agent, the Yen Lenders party thereto, The Bank of New York, as Yen Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent, and have acted as special counsel for the Documentation Agent for the purpose of rendering this opinion pursuant to Section 4.1(e) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, we are of the opinion that, assuming that the execution, delivery and performance by the Company of the Credit Agreement and its Notes and Yen Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action, the Credit Agreement constitutes a valid and binding agreement of the Company and its Notes and Yen Notes constitute valid and binding obligations of the Company, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank or Yen Lender is located which limits the rate of interest that such Bank or Yen Lender may charge or collect.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.


                                        Very truly yours,

                                                                       EXHIBIT H


                             ELECTION TO PARTICIPATE


                                                               ___________, 19__


NATIONSBANK, N.A., as Administrative Agent under the Credit Agreement dated as of December 20, 1995 among United States Surgical Corporation, the Eligible Subsidiaries referred to therein, the Banks and Issuing Banks party thereto, NationsBank, N.A., as Administrative Agent, the Yen Lenders party thereto, The Bank of New York, as Yen Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as amended from time to time, the "Credit Agreement")

Gentlemen and Ladies:

          Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.

          The undersigned, [Eligible Subsidiary], a [            ] corporation,
hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in
Article 10 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Sections 12.3(b), 12.11 and 12.13 thereof, as if the undersigned were a signatory party thereto.

          [Tax disclosure pursuant to Section 10.4.]

          The address to which all notices to the undersigned under the Credit Agreement should be directed is:

          This instrument shall be construed in accordance with and governed by the laws of the State of New York.


                                        Very truly yours,

                                        [ELIGIBLE SUBSIDIARY]


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:



          The undersigned hereby confirms that [Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.

                                        UNITED STATES SURGICAL CORPORATION

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

          Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.

                                        NATIONSBANK, N.A., as
                                          Administrative Agent

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT I



                              ELECTION TO TERMINATE


                                                               ___________, 19__


NATIONSBANK, N.A., as Administrative Agent under the Credit Agreement dated as of December 20, 1995 among United States Surgical Corporation, the Eligible Subsidiaries referred to therein, the Banks and Issuing Banks party thereto, NationsBank, N.A., as Administrative Agent, the Yen Lenders party thereto, The Bank of New York, as Yen Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as amended from time to time, the "Credit Agreement")

Gentlemen and Ladies:

          Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement have for the purposes hereof the meaning provided therein.

          The undersigned, [Eligible Subsidiary], a [           ] corporation,
hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Notes and Yen Notes of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned heretofore incurred under the Credit Agreement or under any Note or Yen Note.

          This instrument shall be construed in accordance with and governed by the laws of the State of New York.


                                        Very truly yours,

                                        [ELIGIBLE SUBSIDIARY]

                                        By:_______________________
                                          Name:
                                          Title:

          The undersigned hereby confirms that the status of [Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.


                                        UNITED STATES SURGICAL CORPORATION


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

          Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.


                                        NATIONSBANK, N.A., as
                                          Administrative Agent


                                        By:
                                           -------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT J


                  OPINION OF COUNSEL FOR AN ELIGIBLE SUBSIDIARY


[Dated as provided in
Section 4.3 of the
Credit Agreement]


To the Banks, Issuing Banks, Yen Lenders and
    Agents Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Documentation Agent
60 Wall Street
New York, New York  10260

Gentlemen and Ladies:

          I am counsel to [Eligible Subsidiary], a [           ] corporation
(the "Eligible Subsidiary"), and give this opinion pursuant to Section 4.3(c) of the Credit Agreement dated as of December 20, 1995 (as amended from time to time, the "Credit Agreement") among United States Surgical Corporation, the Eligible Subsidiaries referred to therein, the Banks and Issuing Banks party thereto, NationsBank, N.A., as Administrative Agent, the Yen Lenders party thereto, The Bank of New York, as Yen Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, I am of the opinion that:

          1.  The Eligible Subsidiary is a corporation duly incorporated,
validly existing and in good standing under the laws of [           ], and is a
wholly owned Consolidated Subsidiary of the Company.

          2. The execution and delivery by the Eligible Subsidiary of its Election to Participate and its Notes and Yen Notes and the performance by the Eligible Subsidiary of the Credit Agreement and its Notes and Yen Notes are within the Eligible Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Eligible Subsidiary or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Eligible Subsidiary or the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          3. The Credit Agreement constitutes a valid and binding agreement of the Eligible Subsidiary and its Notes and Yen Notes constitute valid and binding obligations of the Eligible Subsidiary, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

          4. Except as disclosed in the Eligible Subsidiary's Election to Participate, there is no income, stamp or other tax of [jurisdiction of incorporation and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Eligible Subsidiary pursuant to the Credit Agreement or its Notes or Yen Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate, the Credit Agreement, its Notes or its Yen Notes.


                                       Very truly yours,

                                                                       EXHIBIT K


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


          AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee")[, the Issuing Banks listed on the signature pages hereof (the "Issuing Banks") and NATIONSBANK, N.A., as Administrative Agent (the "Administrative Agent")] [and THE BANK OF NEW YORK, as Yen Administrative Agent (the "Yen Administrative Agent")].



                               W I T N E S S E T H


          WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of December 20, 1995 among United States Surgical Corporation, the Eligible Subsidiaries referred to therein, the Banks and Issuing Banks party thereto, NationsBank, N.A., as Administrative Agent, the Yen Lenders party thereto, The Bank of New York, as Yen Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent (as amended from time to time, the "Credit Agreement");

          WHEREAS, as provided under the Credit Agreement, the Assignor has a [Commitment to make Committed Loans to the Borrowers and participate in Letters of Credit issued for the account of the Borrowers] [Yen Commitment to make Yen Loans to the Borrowers] in an aggregate [principal amount] [Dollar Equivalent Amount] at any time outstanding not to exceed $__________;

          WHEREAS, [Committed Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ and Letters of Credit issued for the account of the Borrowers in which the Assignor has participations in the aggregate amount of $___________] [Yen Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate principal amount of yen_________] are outstanding at the date hereof; and*


----------------
*This clause (and certain other provisions herein) should be modified to reflect the assignment of Money Market Loans if such Loans are being assigned.

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its [Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans and participations in Letters of Credit] [Yen Commitment thereunder in an amount equal to $_________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Yen Loans], and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

          SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the outstanding principal amount of each of the [Committed Loans made by the Assignor and the participations in Letters of Credit and outstanding Reimbursement Obligations (if any) held by] [Yen Loans made by] the Assignor at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Issuing Banks and the Administrative Agent] [and the Yen Administrative Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof,
(i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a [Bank] [Yen Lender] under the Credit Agreement with a [Commitment] [Yen Commitment] in an amount equal to the Assigned Amount, and (ii) the [Commitment] [Yen Commitment] of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor shall be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2, the Assignee shall pay to the Assignor on the date hereof, in [Federal funds or other] immediately available funds, the amount heretofore agreed between them.* It is understood that facility fees [and/or Letter of Credit commissions] accrued to the date hereof are for the account of the Assignor and such fees and commissions accruing from and including the date hereof in respect of the Assigned Amount are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          SECTION 4. Consent of the [Administrative Agent and the Issuing Banks] [Yen Administrative Agent]. This Agreement is conditioned upon the consent of the [Administrative Agent and the Issuing Banks] [Yen Administrative Agent] pursuant to Section 12.6(c) of the Credit Agreement. The execution of this Agreement by the [Administrative Agent and the Issuing Banks] [Yen Administrative Agent] is evidence of this consent.

          SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower under the Credit Agreement or any Note or Yen Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

          SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be



---------------
* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee.

an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                        [ASSIGNOR]


                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:



                                        [ASSIGNEE]


                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:



                                        [ISSUING BANK]


                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:



                                        [ISSUING BANK]


                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:



                                        [NATIONSBANK, N.A., as
                                          Administrative Agent


                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:]

                                        [THE BANK OF NEW YORK, as
                                          Yen Administrative Agent


                                        By:
                                           -------------------------------------
                                          Name:
                                          Title:]

                                                                       EXHIBIT L



                          CALCULATION OF FUNDING LOSSES


          The following formula shall be used to calculate compensation for a funding loss (a "Funding Loss") due to a Bank under Section 2.16 or to a Yen Lender under Section 3.13 in the event of a prepayment or conversion or a failure to borrow or to prepay a Fixed Rate Loan of such Bank or a Yen Loan of such Yen Lender:

                 (CR - RR) x PA x DR
          FL  =  -------------------  +  AF
                         360

          FL  =  Funding Loss
          CR  =  Contract Rate
          RR  =  Reinvestment Rate
          PA  =  Principal Amount
          DR  =  Days Remaining
          AF  =  Administrative Fee


          "Administrative Fee" means the administrative fee usually charged by such Bank or Yen Lender, not to exceed $250.

          "Contract Rate" means (i) with respect to any such Fixed Rate Loan, the London Interbank Offered Rate or CD Base Rate applicable thereto or (ii) with respect to any such Yen Loan, the Tokyo Interbank Offered Rate applicable thereto, in each case expressed as a decimal.

          "Days Remaining" means, with respect to any such Fixed Rate Loan or Yen Loan, (i) if prepaid or converted, the number of days in the period from and including the date of such prepayment or conversion to but excluding the last day of the applicable Interest Period and (ii) if not borrowed or not prepaid, the number of days in the applicable Interest Period.

          "Principal Amount" means, with respect to any such Fixed Rate Loan or Yen Loan, the principal amount thereof being prepaid or converted or not borrowed or not prepaid, as applicable.

          "Reinvestment Rate" means, with respect to any such Fixed Rate Loan or Yen Loan, a rate per annum (expressed as a decimal) reasonably determined by such Bank or Yen Lender, as the case may be, to be the rate at which an amount approximately equal to the Principal Amount thereof could be reinvested in the relevant interbank market on the date prepaid or converted or not borrowed or not prepaid, as applicable, for a period of time comparable to the applicable Days Remaining.

                                                                       EXHIBIT M



                               ACTIVE SUBSIDIARIES


ARR, Inc. (Delaware)
ASE Continuing Education Center S.A. (France)
ASE Partners S.A. (France)
Auto Suture Austria GmbH (Austria)
Auto Suture Belgium B.V. (Holland)
Auto Suture Company, Australia (Conn.)
Auto Suture Company, Canada (Conn.)
Auto Suture Company, Netherlands (Conn.)
Auto Suture Company, U.K. (Conn.)
Auto Suture Deutschland GmbH (Germany)
Auto Suture Eastern Europe, Inc. (Delaware)
Auto Suture Espana, S.A. (Spain)
Auto Suture Europe Holdings, Inc. (Conn.)
Auto Suture Europe S.A. (France)
Auto Suture European Services Center, S.A. (France)
Auto Suture France S.A. (France)
Auto Suture FSC Ltd. (U.S. Virgin Islands)
Auto Suture International, Inc. (Conn.)
Auto Suture Italia, S.p.A. (Italy)
Auto Suture Japan, Inc. (Japan)
Auto Suture Norden Co. (Conn.)
Auto Suture Poland, Limited Liability Company (Poland)
Auto Suture Puerto Rico, Inc. (Conn.)
Auto Suture Russia, Inc. (Delaware)
Auto Suture (Schweiz) AG (Switzerland)
Auto Suture Surgical Instruments (Russia)
EndoTherapeutics (Calif.)
United States Surgical Corporation (Ireland) Limited (Ireland)
USSC AG (Switzerland)
USSC Cal Med, Inc. (California)
USSC (Deutschland) GmbH (Germany)
USSC Financial Services, Inc. (Conn.)
USSC Japan Kabushiki Kaisha (Japan)
USSC Medical GmbH (Germany)
U.S.S.C. Puerto Rico, Inc. (NY)

                                                                       EXHIBIT N



                              DISCLOSURE DOCUMENTS


1.     Company's 1994 Form 10-K

2.     Company's Latest Form 10-Q (for quarter ended September 30, 1995)

3. Information Memorandum dated November 1995 distributed to the Lenders and entitled "United States Surgical Corporation $325 Million Syndicated Credit Facility"

                                                                       EXHIBIT O



                          EXISTING LIENS SECURING DEBT


1. A lien on improved real property in Elancourt, France, securing payment of an aggregate principal amount, at September 30, 1995, of FF 484,452,000, owing under the U.I.S. Financing Documents.

2. North Haven Notes in the aggregate principal amount of $300,000,000 are secured by a Lien on the facility (including improvements thereto) leased by the Company under the North Haven Lease.

3. A lien on the Company's Japanese patents securing a note of Auto Suture Japan Inc. in favor of Century Medical Inc. in the principal amount of yen 500,000,000 (approximately $5,000,000) issued as part of the consideration for the acquisition by the Company of the assets of its Japanese distributor.

4. Other Liens which may exist on miscellaneous property of the Company and its Subsidiaries securing obligations which, in the aggregate, do not exceed $5,000,000 and as to which the Responsible Officers do not, at December 20, 1995, have specific knowledge.

                                   TARGET LIST

ARTICLE 1             definitions                   ARTICLE 5          representations
section 1.2           acctg terms                   section 5.9        subsidiaries

ARTICLE 2             credits                       ARTICLE 6          covenants
section 2.1           loans                         section 6.3(b)     maintenance
section 2.2           borrowing                     section 6.4        conduct of bus
section 2.3           money market borrowings       section 6.7        consolidated
section 2.3(d)        sub and con                   section 6.10       negative sales
section 2.3(f)        accept and notice             section 6.12       dividend pymt
section 2.4(a)        receipt                       section 6.14       perm.acf
section 2.5           notes                         section 6.14       asset sales
section 2.7           interest                      section 6.14(c)    company may sell or dispose
section 2.7(b)        adjusted cd rate              section 6.16       transactions
section 2.7(c)        adjusted london               section 6.18       other existing debt
section 2.7(d)        overdue                       section 6.19       use of proceeds
section 2.7(f)        pricing ratio
section 2.8(a)        int rate                      ARTICLE 7          defaults
section 2.8(c)        receipt of nir                section 7.1        event of default
section 2.10          optional term                 section 7.1(c)     fail to observe
section 2.11          optional prepay
section 2.11(c)       notice prepay                 ARTICLE 8          article-the agents
section 2.12          mandatory reduction
section 2.14          ltrs of credit                ARTICLE 9          change in circum
section 2.14(a)(iii)  ltr of credit                 section 9.1        determination
section 2.14(b)       lc ext                        section 9.1(a)     admin Agent
section 2.14(j)       issuing banks                 section 9.2        illegality
section 2.16          funding losses                section 9.3        increased cost
section 2.18(a)       eligible subs                 section 9.4        taxes
section 2.18(b)       sub shall cease               section 9.4(b)     any pymts
                                                    section 9.4(c)     agrees to indemnify
ARTICLE 3             yen credits                   section 9.4(d)     forms
section 3.1           commit lend                   section 9.5        base rate
section 3.2           yen borrowing
section 3.3           notice yen                    ARTICLE 10         article-reps and warrs
section 3.3(a)        upon receipt of notice        section 10.4       election to participate
section 3.4           note
section 3.5           maturity yen                  ARTICLE 11         article-guaranty
section 3.6           method of electing            section 11.1       guaranty
section 3.7           interest rate yen
section 3.7(b)        overdue principal             ARTICLE 12
section 3.8           facility fee                  section 12.1       notices
section 3.9           opt yen commit                section 12.3(b)    indemnify
section 3.10          opt prepay                    section 12.4       share setoffs
section ?             any broker may                section 12.5       amendments
section 3.12          general prov                  section 12.5(a)    no amendment shall
section 3.13          funding loss                  section 12.6(b)    participant
section 3.14          comp interest                 section 12.6(c)    assignee
                                                    section 12.11      governing law
ARTICLE 4             conditions                    section 12.12      effect date
section 4.1           closing                       section 12.13      waiver of jury trial
section 4.1(b)        receipt note
section 4.1(c)        auto.suture.note              EXHIBITS/ANNEXES/SCHEDULES
section 4.1(d)        opinion                       exhibit c, page 1  money market quote request
section 4.1(e)        opinion dpw                   exhibit d, page 1  inv money market quotes
section 4.2           satisfactions                 exhibit e, page 1  money market quote
section 4.3           eligible sub 1st borrowing    exhibit h, page 1  form of election to
section 4.3(a)        elig.sub.ex.note              participate
section 4.3(b)        doc agt receipt               exhibit i, page 1  form of election to terminate
section 4.3(c)        doc agt counsel               exhibit j, page 1  opinion of counsel for borrower
                                                    section 2          assign
                                                    section 3          payments

     ****